Exhibit 4.25

NOTES PLEDGE AND SECURITY AGREEMENT

dated as of May 20, 2016

between

EACH OF THE GRANTORS PARTY HERETO

and

JPMORGAN CHASE BANK, N.A.,

as the Security Agent

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SECTION 7.	REMEDIES	37

7.1	Generally	37
7.2	Application of Proceeds	38
7.3	Sales on Credit	39
7.4	Investment Related Property	39
7.5	Intellectual Property	39
7.6	Cash Proceeds	41

SECTION 8.	SECURITY AGENT	42

SECTION 9.	CONTINUING SECURITY INTEREST	42

SECTION 10.	STANDARD OF CARE; SECURITY AGENT MAY PERFORM	43

SECTION 11.	INTERCREDITOR AGREEMENT	44

SECTION 12.	MISCELLANEOUS	44

SCHEDULE 4.1 — GENERAL INFORMATION

SCHEDULE 4.2 — LOCATION OF EQUIPMENT AND INVENTORY

SCHEDULE 4.4 — INVESTMENT RELATED PROPERTY

SCHEDULE 4.6 — DESCRIPTION OF LETTERS OF CREDIT

SCHEDULE 4.7 — INTELLECTUAL PROPERTY - EXCEPTIONS

SCHEDULE 4.8 — COMMERCIAL TORT CLAIMS

EXHIBIT A-1 — EXISTING GRANTOR PLEDGE SUPPLEMENT

EXHIBIT A-2— NEW GRANTOR PLEDGE SUPPLEMENT

EXHIBIT B — UNCERTIFICATED SECURITIES CONTROL AGREEMENT

EXHIBIT C — TRADEMARK SECURITY AGREEMENT

EXHIBIT D — PATENT SECURITY AGREEMENT

EXHIBIT E — COPYRIGHT SECURITY AGREEMENT

ii

This NOTES PLEDGE AND SECURITY AGREEMENT, dated as of May 20, 2016 (this “Agreement”), is entered into between EACH OF THE UNDERSIGNED, whether as an original signatory hereto or as an Additional Grantor (as herein defined) (each, a “Grantor”), and JPMORGAN CHASE BANK, N.A. (“JPM”), as notes security agent for the Secured Parties (as herein defined) (in such capacity as notes security agent, the “Security Agent”).

RECITALS:

WHEREAS, reference is made to that certain Indenture, dated as of April 26, 2016 (as it may be amended, restated, supplemented or otherwise modified from time to time, the “Indenture”), by and among ALTICE US FINANCE I CORPORATION as Issuer (the “Issuer”), DEUTSCHE BANK TRUST COMPANY AMERICAS as Trustee, Paying Agent, Transfer Agent and Registrar and JPMORGAN CHASE BANK, N.A. as Notes Security Agent (the “Security Agent”);

WHEREAS, in consideration of the extensions of credit and other accommodations of the Secured Parties as set forth in the Indenture, each Grantor has agreed to secure such Grantor’s obligations under the Notes Documents as set forth herein; and

NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, and for other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, each Grantor and the Security Agent agree as follows:

SECTION 1.                         DEFINITIONS; GRANT OF SECURITY.

1.1          General Definitions.  In this Agreement, the following terms shall have the following meanings:

“Account Debtor” shall mean each Person who is obligated on a Receivable or any Supporting Obligation related thereto.

“Accounts” shall mean all “accounts” as defined in Article 9 of the UCC, including Health-Care Insurance Receivables.

“Additional Grantors” shall have the meaning assigned in Section 5.3.

“Agreement” shall have the meaning set forth in the preamble.

“Assigned Agreements” shall mean all agreements and contracts to which such Grantor is a party as of the date hereof, or to which such Grantor becomes a party after the date hereof, including, without limitation, each Material Contract to which such Grantor is a party, as each such agreement may be amended, supplemented or otherwise modified from time to time.

“Cash Proceeds” shall have the meaning assigned in Section 7.6.

“Chattel Paper” shall mean all “chattel paper” as defined in Article 9 of the UCC, including, without limitation, “electronic chattel paper” or “tangible chattel paper”, as each term is defined in Article 9 of the UCC.

“Collateral” shall have the meaning assigned in Section 2.1.

“Collateral Account” shall mean any account established by the Security Agent.

“Collateral Records” shall mean books, records, ledger cards, files, correspondence, customer lists, supplier lists, blueprints, technical specifications, manuals, computer software and related documentation, computer printouts, tapes, disks and other electronic storage media and related data processing software and similar items that at any time evidence or contain information relating to any of the Collateral or are otherwise necessary or helpful in the collection thereof or realization thereupon.

“Collateral Support” shall mean all property (real or personal) assigned, hypothecated or otherwise securing any Collateral and shall include any security agreement or other agreement granting a lien or security interest in such real or personal property.

“Commercial Tort Claims” shall mean all “commercial tort claims” as defined in Article 9 of the UCC, including, without limitation, all commercial tort claims listed on Schedule 4.8 (as such schedule may be amended or supplemented from time to time).

“Commodities Accounts” (i) shall mean all “commodity accounts” as defined in Article 9 of the UCC and (ii) shall include, without limitation, all of the accounts listed on Schedule 4.4 under the heading “Commodities Accounts” (as such schedule may be amended or supplemented from time to time).

“Communications Laws” shall mean all laws, rules, regulations, codes, ordinances, order, decrees, judgments, injunctions, notices or binding agreements issued, promulgated or entered into by an Governmental Authority (including the FCC and any granting authority with respect to any Franchise) relating in any way to the use of radiofrequency spectrum or rights of way, or the offering or provision of video, communications, telecommunications or information services.

“Communications Licenses” shall mean all authorizations, licenses, permits, franchises and similar forms of authority granted or assigned by any Governmental Authority (including the FCC) with respect to the use of radiofrequency spectrum or rights of way, or the offering or provision of video, communications, telecommunications or information services.

“Company” shall mean Cequel Communications, LLC.

“Controlled Foreign Corporation” shall mean “controlled foreign corporation” as defined in the Tax Code.

“Copyright Licenses” shall mean any and all agreements providing for the granting of any right in or to any Copyright or otherwise providing for a covenant not to sue for infringement or other violation of any Copyright (whether such Grantor is licensee or licensor thereunder) including, without limitation, each agreement referred to in Schedule 4.7(B) (as such schedule may be amended or supplemented from time to time).

“Copyrights” shall mean all United States, and foreign copyrights, including but not limited to copyrights in software and databases, and all Mask Works (as defined under 17 U.S.C. 901 of the U.S. Copyright Act), whether registered or unregistered, and, with respect to any and all of the foregoing:  (i) all registrations and applications therefor including, without limitation, the registrations and applications referred to in Schedule 4.7(A) (as such schedule may be amended or supplemented from time to time), (ii) all extensions and renewals thereof, (iii) all rights corresponding thereto throughout the world, (iv) all rights to sue or otherwise recover for past, present and future infringements thereof, and (v) all Proceeds of the foregoing, including, without limitation, license fees, royalties, income, payments, claims, damages and proceeds of suit.

“Deposit Accounts” (i) shall mean all “deposit accounts” as defined in Article 9 of the UCC and (ii) shall include, without limitation, all of the accounts listed on Schedule 4.4 under the heading “Deposit Accounts” (as such schedule may be amended or supplemented from time to time).

“Documents” shall mean all “documents” as defined in Article 9 of the UCC.

“Equipment” shall mean (i) all “equipment” as defined in Article 9 of the UCC, (ii) all machinery, manufacturing equipment, data processing equipment, computers, office equipment, furnishings, furniture, appliances, fixtures and tools (in each case, regardless of whether characterized as equipment under the UCC) and (iii) all accessions or additions thereto, all parts thereof, whether or not at any time of determination incorporated or installed therein or attached thereto, and all replacements therefor, wherever located, now or hereafter existing, including any fixtures.

“Existing Credit Agreement” shall mean the Credit and Guaranty Agreement, dated February 14, 2012, as amended and restated from time to time between, inter alios, the Company as borrower, Credit Suisse AG as administrative and collateral agent, and the lenders party thereto.

“Existing Credit Agreement Discharge Date” shall mean, with respect to any Obligations under the Existing Credit Agreement, (a) payment in full in cash of the principal of, interest and premium, if any, on and fees, if any, in connection with, all indebtedness outstanding, (b) payment in full of all other Obligations that are due and payable or otherwise accrued and owing at or prior to the time such principal and interest are paid, (c) cancellation of or the entry into arrangements reasonably satisfactory to the relevant issuing bank with respect to all letters of credit issued and outstanding, if any, and (d) termination or expiration of all commitments to lend and all obligations to issue or extend letters of credit.

“Existing Grantor Pledge Supplement” shall mean any supplement to this Agreement in substantially the form of Exhibit A-1.

“FCC” shall mean the U.S. Federal Communications Commission or any successor thereto.

“Franchise” means any franchise, permit, license, resolution, contract, certificate, agreement or similar authorization, or any renewal thereof, issued by any federal, state, county, municipal or other entity exercising executive, legislative, judicial, regulatory or administrative functions and authorizing the construction, upgrade, maintenance and operation of a cable system.

“General Intangibles” (i) shall mean all “general intangibles” as defined in Article 9 of the UCC, including “payment intangibles” also as defined in Article 9 of the UCC and (ii) shall include, without limitation, all interest rate or currency protection or hedging arrangements, all tax refunds, all licenses, permits, concessions and authorizations, all Assigned Agreements and all Intellectual Property (in each case, regardless of whether characterized as general intangibles under the UCC).

“Goods” (i) shall mean all “goods” as defined in Article 9 of the UCC and (ii) shall include, without limitation, all Inventory and Equipment (in each case, regardless of whether characterized as goods under the UCC).

“Grantors” shall have the meaning set forth in the preamble.

“Health-Care Insurance Receivable” shall mean all “health-care-insurance receivables” as defined in Article 9 of the UCC.

“Indenture” shall have the meaning set forth in the recitals.

“Instruments” shall mean all “instruments” as defined in Article 9 of the UCC.

“Insurance” shall mean (i) all insurance policies covering any or all of the Collateral (regardless of whether the Security Agent is the loss payee thereof) and (ii) any key man life insurance policies.

“Intellectual Property” shall mean, collectively, all rights, priorities and privileges relating to intellectual property, whether arising under the United States, multinational or foreign laws or otherwise, including without limitation, Copyrights, Copyright Licenses, Patents, Patent Licenses, Trademarks, Trademark Licenses, Trade Secrets, and Trade Secret Licenses, and all rights to sue or otherwise recover for any past, present and future infringement, dilution, misappropriation, or other violation thereof, and all Proceeds of the foregoing, including without limitation, license fees, royalties, income, payments, claims, damages and proceeds of suit.

“Intellectual Property Security Agreement” shall mean each intellectual property security agreement executed and delivered by the applicable Grantors, substantially in the form set forth in Exhibit C, Exhibit D and Exhibit E, as applicable.

“Inventory” shall mean (i) all “inventory” as defined in Article 9 of the UCC and (ii) all goods held for sale or lease or to be furnished under contracts of service or so leased or furnished, all raw materials, work in process, finished goods, and materials used or consumed in the manufacture, packing, shipping, advertising, selling, leasing, furnishing or production of such inventory or otherwise used or consumed in any Grantor’s business; all goods in which any

Grantor has an interest in mass or a joint or other interest or right of any kind; and all goods which are returned to or repossessed by any Grantor, all computer programs embedded in any goods and all accessions thereto and products thereof (in each case, regardless of whether characterized as inventory under the UCC).

“Investment Accounts” shall mean the Collateral Account, Securities Accounts, Commodities Accounts and Deposit Accounts.

“Investment Related Property” shall mean (i) all “investment property” (as such term is defined in Article 9 of the UCC) and (ii) all of the following (regardless of whether classified as investment property under the UCC):  all Pledged Equity Interests, Pledged Debt, the Investment Accounts and certificates of deposit.

“Letter of Credit Right” shall mean “letter-of-credit right” as defined in Article 9 of the UCC.

“Material Adverse Effect” shall mean (a) a material adverse change in, or a material adverse effect upon, the operations, business, properties or condition (financial or otherwise) of the Grantors and their Subsidiaries taken as a whole; (b) a material impairment of the ability of the Grantors to perform their obligations under the Notes Documents; or (c) a material impairment of the rights and remedies of the Trustee or the Holders under the Notes Documents or a material adverse effect upon the legality, validity, binding effect or enforceability against the Grantors of the Notes Documents.  In determining whether any individual event would result in a Material Adverse Effect, notwithstanding that such event in and of itself does not have such effect, a Material Adverse Effect shall be deemed to have occurred if the cumulative effect of such event and all other then existing events described in the applicable provision since the applicable date would result in a Material Adverse Effect.

“Material Contract” shall mean with respect to any Grantor, each contract or agreement to which such Grantor is a party that is deemed to be a material contract or material definitive agreement under any securities laws, including, without limitation, the types of contracts specified in item 601(b)(10)(ii) of Regulation S-K.

“Material Deposit Account” shall have the meaning assigned in Section 4.4.4(a)(ii).

“Money” shall mean “money” as defined in the UCC.

“New Grantor Pledge Supplement” shall have the meaning assigned in Section 5.3.

“Notes Obligations” shall mean the Obligations of the Issuer and the Guarantors under the Notes, the Indenture and the Note Guarantees.

“Patent Licenses” shall mean all agreements providing for the granting of any right in or to any Patent or otherwise providing for a covenant not to sue for infringement or other violation of any Patent (whether such Grantor is licensee or licensor thereunder) including, without limitation, each agreement referred to in Schedule 4.7(D) (as such schedule may be amended or supplemented from time to time).

“Patents” shall mean all United States and foreign patents and certificates of invention, or similar industrial property rights, and applications for any of the foregoing, including but not limited to:  (i) each patent and patent application referred to in Schedule 4.7(C) hereto (as such schedule may be amended or supplemented from time to time), (ii) all reissues, divisions, continuations, continuations-in-part, extensions, renewals, and reexaminations thereof, (iii) all rights corresponding thereto throughout the world, (iv) all inventions and improvements described therein, (v) the right to sue or otherwise recover for any past, present and future infringements thereof, (vi) all licenses, claims, damages, and proceeds of suit arising therefrom, and (vii) all Proceeds of the foregoing, including, without limitation, license fees, royalties, income, payments, claims, damages, and proceeds of suit.

“Permitted Sale” shall mean those sales, transfers or assignments permitted by the Indenture.

“Pledge Supplement” shall mean any Existing Grantor Pledge Supplement or New Grantor Pledge Supplement, as the case may be.

“Pledged Debt” shall mean all Indebtedness owed to such Grantor, including, without limitation, all Indebtedness described on Schedule 4.4(A) under the heading “Pledged Debt” (as such schedule may be amended or supplemented from time to time), issued by the obligors named therein, the instruments evidencing such Indebtedness, and all interest, cash, instruments and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such Indebtedness.

“Pledged Equity Interests” shall mean all Pledged Stock, Pledged LLC Interests, Pledged Partnership Interests, Pledged Trust Interests.

“Pledged LLC Interests” shall mean all interests in any limited liability company and each series thereof including, without limitation, all limited liability company interests listed on Schedule 4.4(A) under the heading “Pledged LLC Interests” (as such schedule may be amended or supplemented from time to time) and the certificates, if any, representing such limited liability company interests and any interest of such Grantor on the books and records of such limited liability company or on the books and records of any securities intermediary pertaining to such interest and all dividends, distributions, cash, warrants, rights, options, instruments, securities and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such limited liability company interests.

“Pledged Partnership Interests” shall mean all interests in any general partnership, limited partnership, limited liability partnership or other partnership including, without limitation, all partnership interests listed on Schedule 4.4(A) under the heading “Pledged Partnership Interests” (as such schedule may be amended or supplemented from time to time) and the certificates, if any, representing such partnership interests and any interest of such Grantor on the books and records of such partnership or on the books and records of any securities intermediary pertaining to such interest and all dividends, distributions, cash, warrants, rights, options, instruments, securities and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such partnership interests.

“Pledged Stock” shall mean all shares of capital stock owned by such Grantor, including, without limitation, all shares of capital stock described on Schedule 4.4(A) under the heading “Pledged Stock” (as such schedule may be amended or supplemented from time to time), and the certificates, if any, representing such shares and any interest of such Grantor in the entries on the books of the issuer of such shares or on the books of any securities intermediary pertaining to such shares, and all dividends, distributions, cash, warrants, rights, options, instruments, securities and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such shares.

“Pledged Trust Interests” shall mean all interests in a Delaware business trust or other trust including, without limitation, all trust interests listed on Schedule 4.4(A) under the heading “Pledged Trust Interests” (as such schedule may be amended or supplemented from time to time) and the certificates, if any, representing such trust interests and any interest of such Grantor on the books and records of such trust or on the books and records of any securities intermediary pertaining to such interest and all dividends, distributions, cash, warrants, rights, options, instruments, securities and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such trust interests.

“Proceeds” shall mean (i) all “proceeds” as defined in Article 9 of the UCC, (ii) payments or distributions made with respect to any Investment Related Property and (iii) whatever is receivable or received when Collateral or proceeds are sold, exchanged, collected or otherwise disposed of, whether such disposition is voluntary or involuntary.

“Receivables” shall mean all rights to payment, whether or not earned by performance, for goods or other property sold, leased, licensed, assigned or otherwise disposed of, or services rendered or to be rendered, including, without limitation all such rights constituting or evidenced by any Account, Chattel Paper, Instrument, General Intangible or Investment Related Property, together with all of Grantor’s rights, if any, in any goods or other property giving rise to such right to payment and all Collateral Support and Supporting Obligations related thereto and all Receivables Records.

“Receivables Records” shall mean (i) all original copies of all documents, instruments or other writings or electronic records or other Records evidencing the Receivables, (ii) all books, correspondence, credit or other files, Records, ledger sheets or cards, invoices and other papers relating to Receivables, including, without limitation, all tapes, cards, computer tapes, computer discs, computer runs, record keeping systems and other papers and documents relating to the Receivables, whether in the possession or under the control of Grantor or any computer bureau or agent from time to time acting for Grantor or otherwise, (iii) all evidences of the filing of financing statements and the registration of other instruments in connection therewith, and amendments, supplements or other modifications thereto, notices to other creditors, secured parties or agents thereof, and certificates, acknowledgments or other writings, including, without limitation, lien search reports, from filing or other registration officers, (iv) all credit information, reports and memoranda relating thereto and (v) all other written or nonwritten forms of information related in any way to the foregoing or any Receivable.

“Record” shall have the meaning specified in Article 9 of the UCC.

“Secured Obligations” shall have the meaning assigned in Section 3.1.

“Secured Parties” shall mean the Trustee, the Security Agent and the Holders from time to time of any of the Notes.

“Securities” shall mean any stock, shares, partnership interests, voting trust certificates, certificates of interest or participation in any profit-sharing agreement or arrangement, options, warrants, bonds, debentures, notes, or other evidences of indebtedness, secured or unsecured, convertible, subordinated or otherwise, or in general any instruments commonly known as “securities” or any certificates of interest, shares or participations in temporary or interim certificates for the purchase or acquisition of, or any right to subscribe to, purchase or acquire, any of the foregoing.

“Securities Accounts” (i) shall mean all “securities accounts” as defined in Article 8 of the UCC and (ii) shall include, without limitation, all of the accounts listed on Schedule 4.4(A) under the heading “Securities Accounts” (as such schedule may be amended or supplemented from time to time).

“Supporting Obligation” shall mean all “supporting obligations” as defined in Article 9 of the UCC.

“Tax Code” shall mean the United States Internal Revenue Code of 1986, as amended from time to time.

“Trade Secret Licenses” shall mean any and all agreements providing for the granting of any right in or to any Trade Secret (whether such Grantor is licensee or licensor thereunder) including, without limitation, each agreement referred to in Schedule 4.7(G) (as such schedule may be amended or supplemented from time to time).

“Trade Secrets” shall mean (i) all trade secrets and all other confidential or proprietary information and know-how, whether or not reduced to a writing or other tangible form, including all documents and things embodying, incorporating or referring in any way to any of the foregoing, (ii) all rights corresponding thereto throughout the world, (iii) the right to sue or otherwise recover for any past, present and future misappropriation or other violation thereof, and (iv) all Proceeds of the foregoing, including, without limitation, license fees, royalties, income, payments, claims, damages and proceeds of suit..

“Trademark Collateral” shall mean any and all Trademarks and Trademark Licenses included in the Collateral.

“Trademark Licenses” shall mean any and all agreements providing for the granting of any right in or to any Trademark or otherwise providing for a covenant not to sue for infringement, dilution or other violation of any Trademark or permitting co-existence with respect to a Trademark (whether such Grantor is licensee or licensor thereunder) including, without limitation, each agreement referred to in Schedule 4.7(F) (as such schedule may be amended or supplemented from time to time).

“Trademarks” shall mean all United States, and foreign trademarks, trade names, trade dress, corporate names, company names, business names, fictitious business names, Internet domain names, service marks, certification marks, collective marks, logos, other source or business identifiers, designs and general intangibles of a like nature, all registrations and applications for any of the foregoing including, but not limited to:  (i) the registrations and applications referred to in Schedule 4.7(E) (as such schedule may be amended or supplemented from time to time), (ii) all extensions or renewals of any of the foregoing, (iii) all of the goodwill of the business connected with the use of and symbolized by the foregoing, (iv) all rights corresponding thereto through the world, (v) the right to sue or otherwise recover for any past, present and future infringement or dilution of any of the foregoing or for any injury to goodwill, and (vi) all Proceeds of the foregoing, including, without limitation, license fees, royalties, income, payments, claims, damages, and proceeds of suit.

“UCC” shall mean the Uniform Commercial Code as in effect from time to time in the State of New York; provided, however, that in the event that, by reason of mandatory provisions of law, any or all of the perfection or priority of, or remedies with respect to, any Collateral is governed by the Uniform Commercial Code as enacted and in effect in a jurisdiction other than the State of New York, the term “UCC” shall mean the Uniform Commercial Code as enacted and in effect in such other jurisdiction solely for purposes of the provisions hereof relating to such perfection, priority or remedies.

“United States” shall mean the United States of America.

1.2                               Definitions; Interpretation.  All capitalized terms used herein (including the preamble and recitals hereto) and not otherwise defined herein shall have the meanings ascribed thereto in the Indenture or, if not defined therein, in the UCC provided that all references to “Notes” shall include any Additional Notes issued from time to time under the Indenture.  References to “Sections,” “Exhibits” and “Schedules” shall be to Sections, Exhibits and Schedules, as the case may be, of this Agreement unless otherwise specifically provided.  Except as expressly provided herein, any reference in this Agreement to any Notes Document shall mean such document as amended, restated, supplemented or otherwise modified from time to time, in each case, to the extent not prohibited by the Indenture.  Section headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose or be given any substantive effect.  Any of the terms defined herein may, unless the context otherwise requires, be used in the singular or the plural, depending on the reference.  References herein to any Section, Appendix, Schedule or Exhibit shall be to a Section, an Appendix, a Schedule or an Exhibit, as the case may be, hereof unless otherwise specifically provided.  The use herein of the word “include” or “including”, when following any general statement, term or matter, shall not be construed to limit such statement, term or matter to the specific items or matters set forth immediately following such word or to similar items or matters, whether or not non-limiting language (such as “without limitation” or “but not limited to” or words of similar import) is used with reference thereto, but rather shall be deemed to refer to all other items or matters that fall within the broadest possible scope of such general statement, term or matter.  The terms lease and license shall include sub-lease and sublicense, as applicable.  All references herein to provisions of the UCC shall include all successor provisions under any subsequent version or amendment to any Article of the UCC.  Whenever any provision hereunder refers to the knowledge (or an analogous phrase) of any Grantor, such words are intended to signify that a Responsible Officer of such Grantor has actual knowledge of a particular fact or circumstance except as provided in the last sentence of this paragraph.  Whenever any performance obligation hereunder shall be stated to be due or required to be satisfied on a day other than a Business Day, such performance shall be made or satisfied on the next succeeding Business Day.  All representations and warranties made hereunder as to the assets, business or Securities acquired by the Grantors with respect to matters occurring prior to the consummation of such acquisition shall be limited to the knowledge of a Responsible Officer of Company at the time such representation or warranty is made.

SECTION 2.                         GRANT OF SECURITY.

2.1                               Grant of Security.  Each Grantor hereby grants to the Security Agent, for the benefit of the Secured Parties, a security interest in and continuing lien on all of such Grantor’s right, title and interest in, to and under all personal property of such Grantor including, but not limited to the following, in each case whether now or hereafter existing or in which any Grantor now has or hereafter acquires an interest and wherever the same may be located (all of which being hereinafter collectively referred to as the “Collateral”):

(a)                                 Accounts;

(b)                                 Chattel Paper;

(c)                                  Documents;

(d)                                 General Intangibles;

(e)                                  Goods (including, without limitation, Inventory and Equipment);

(f)                                   Instruments;

(g)                                  Insurance;

(h)                                 Intellectual Property;

(i)                                     Investment Related Property (including, without limitation Deposit Accounts);

(j)                                    Letter of Credit Rights;

(k)                                 Money;

(l)                                     Receivables and Receivable Records;

(m)                             the Communications Licenses and all of Grantor’s rights with respect to each Communications License, in each case to the maximum extent permitted by applicable law and regulations, and the Proceeds of all Communications Licenses and the right to receive such Proceeds;

(n)                                 Commercial Tort Claims;

(o)                                 to the extent not otherwise included above, all other personal property of any kind and all Collateral Records, Collateral Support and Supporting Obligations relating to any of the foregoing; and

(p)                                 to the extent not otherwise included above, all Proceeds, products, accessions, rents and profits of or in respect of any of the foregoing.

2.2                               Certain Limited Exclusions.  Notwithstanding anything herein to the contrary, in no event shall the Collateral include or the security interest granted under Section 2.1 hereof attach to (a) any lease, license (including, without limitation, Communications Licenses), contract, property right or agreement to which any Grantor is a party, and any rights of any Grantor arising thereunder or evidenced thereby, if and to the extent that a security interest is (i) prohibited by or in violation of any law, rule or regulation (including any requirement to obtain the consent of any Governmental Authority) applicable to such Grantor or (ii)(A) is prohibited by or in violation of a term, provision or condition of any such lease, license, property right, contract or agreement or (B) creates a right of termination in favor or, or requires the consent of, any other party (other than any Grantor) (unless such law, rule, regulation, term, provision or condition would be rendered ineffective with respect to the creation of the security interest hereunder pursuant to Sections 9-406, 9-407, 9-408 or 9-409 of the UCC (or any successor provision or provisions) of any relevant jurisdiction or any other applicable law or government regulation (including the Bankruptcy Code and the Communications Laws) or principles of equity); provided however that the Collateral shall include (and such security interest shall attach) immediately at such time as the condition causing such termination, or the contractual or legal prohibition shall no longer be applicable and to the extent severable, shall attach immediately to any portion of such lease, license, contract, property right or agreement not subject to the prohibitions specified in (i) or (ii) above; provided further that the exclusions referred to in clause (a) of this Section 2.2 shall not include any Proceeds of any such lease, license, contract, property right or agreement; (b) any of the outstanding capital stock of a Controlled Foreign Corporation in excess of 65% of the voting power of all classes of capital stock of such Controlled Foreign Corporation entitled to vote; provided that immediately upon the amendment of the Tax Code to allow the pledge of a greater percentage of the voting power of capital stock in a Controlled Foreign Corporation without adverse tax consequences, the Collateral shall include, and the security interest granted by each Grantor shall attach to, such greater percentage of capital stock of each Controlled Foreign Corporation; (c) any amounts held by a Grantor on a temporary basis on behalf of a local cable franchise authority, which amounts may not be applied by any Grantor for any other purpose; (d) any application to register a Trademark in the U.S. Patent and Trademark Office (the “PTO”) based upon Grantor’s “intent to use” such Trademark (but only if the grant of a security interest in such “intent to use” Trademark application violates 15 U.S.C. § 1060(a)) unless and until a “Statement of Use” or “Amendment to Allege Use” is filed in the PTO with respect thereto, at which point Collateral shall include, and the security interest granted hereunder shall be attached to, such application; (e) other assets to the extent the burden or cost of obtaining or perfecting a security interest therein is excessive in relation to the benefit of the security afforded thereby, as determined by the Trustee in its reasonable discretion; (f) motor vehicles or other assets subject to a certificate of title; and (g) Capital Stock in an Unrestricted Subsidiary (any such property referred to in clauses (a) to (g) above, collectively, the “Excluded Assets”).

SECTION 3.                         SECURITY FOR OBLIGATIONS; GRANTORS REMAIN LIABLE; NO CONSENTS.

3.1                               Security for Notes Obligations.  This Agreement secures, and the Collateral is collateral security for, the prompt and complete payment or performance in full when due, whether at stated maturity, by required prepayment, declaration, acceleration, demand or otherwise (including the payment of amounts that would become due but for the operation of the automatic stay under Section 362(a) of the Bankruptcy Code, 11 U.S.C. §362(a) (and any successor provision thereof)), of all Notes Obligations with respect to every Grantor (the “Secured Obligations”).

3.2                               Continuing Liability Under Collateral.  Notwithstanding anything herein to the contrary, (i) each Grantor shall remain liable for all obligations under the Collateral and nothing contained herein is intended or shall be a delegation of duties to the Security Agent or any other Secured Party, (ii) each Grantor shall remain liable under each of the agreements included in the Collateral, including, without limitation, any agreements relating to Pledged Partnership Interests or Pledged LLC Interests, to perform all of the obligations undertaken by it thereunder all in accordance with and pursuant to the terms and provisions thereof and neither the Security Agent nor any Secured Party shall have any obligation or liability under any of such agreements by reason of or arising out of this Agreement or any other document related thereto nor shall the Security Agent nor any Secured Party have any obligation to make any inquiry as to the nature or sufficiency of any payment received by it or have any obligation to take any action to collect or enforce any rights under any agreement included in the Collateral, including, without limitation, any agreements relating to Pledged Partnership Interests or Pledged LLC Interests, and (iii) the exercise by the Security Agent of any of its rights hereunder shall not release any Grantor from any of its duties or obligations under the contracts and agreements included in the Collateral.

3.3                               No Consents.  Except as could not reasonably be expected to result in a Material Adverse Effect, no consent of any other person (including, without limitation, any stockholder or creditor of Grantor or any of its subsidiaries or affiliates) and no order, material consent, approval, license, authorization or validation of, or filing, recording or registration with, or exemption by any Governmental Authority is required to be obtained by Grantor in connection with the execution, delivery or performance of this Agreement, except (i) as may be required to perfect and maintain the perfection of the security interests created hereby, (ii) with respect to Receivables subject to the Federal Assignment of Claims Act, (iii) in connection with the disposition of the Collateral by laws affecting the offering and sale of securities generally, or (iv) with respect to the registration of Copyrights in the United States Copyright Office as may be required to obtain a security interest therein that is effective against subsequent transferees under United States copyright law.

SECTION 4.                         REPRESENTATIONS AND WARRANTIES AND COVENANTS.

4.1                               Generally.

(a)                                 Representations and Warranties.  Each Grantor hereby represents and warrants, on the date hereof, that:

(i)                                     it owns the Collateral purported to be owned by it or otherwise has the rights it purports to have in each item of Collateral and, as to all Collateral whether now existing or hereafter acquired, developed or created (including by way of lease or license), will continue to own or have such rights in each item of the Collateral (except as otherwise permitted by the Indenture), in each case free and clear of any and all Liens, rights or claims of all other Persons, including, without limitation, liens arising as a result of such Grantor becoming bound (as a result of merger or otherwise) as debtor under a security agreement entered into by another Person other than any Permitted Liens and minor defects in title that do not interfere with its ability to conduct business as currently conducted or with its obligations hereunder;

(ii)                                  it has indicated on Schedule 4.1(A) (as such schedule may be amended or supplemented from time to time):  (w) the type of organization of such Grantor, (x) the jurisdiction of organization of such Grantor, (y) its organizational identification number and (z) the jurisdiction where the chief executive office or its sole place of business is, and has been located for the period beginning the later of (A) the date five years prior to the date this representation and warranty is being made and (B) for Grantors other than Company only, the date of acquisition of such Grantor by Company;

(iii)                               the full legal name of such Grantor is as set forth on Schedule 4.1(A) and it has not done in the last five (5) years, or if shorter, in the period since the date of acquisition of such Grantor by Company, and does not do, business under any other name (including any trade-name or fictitious business name) except for those names set forth on Schedule 4.1(B) (as such schedule may be amended or supplemented from time to time within 30 days of any change thereto);

(iv)                              except as provided on Schedule 4.1(C), it has not changed its name, jurisdiction of organization, chief executive office or sole place of business or its corporate structure in any way (e.g., by merger, consolidation, change in corporate form or otherwise) during the period beginning the later of (A) the date five years prior to the date this representation and warranty is being made and (B) for Grantors other than Company only, the date of acquisition of such Grantor by Company;

(v)                                 to such Grantor’s knowledge, it has not within the five (5) year period preceding the date hereof become bound (whether as a result of merger or otherwise) as debtor under a security agreement entered into by another Person, which has not heretofore been terminated other than the agreements identified on Schedule 4.1(D) hereof (as such schedule may be amended or supplemented from time to time);

(vi)                              with respect to each agreement identified on Schedule 4.1(D), it has indicated on Schedule 4.1(A) and Schedule 4.1(B) the information required pursuant to Section 4.1(a)(ii), (iii) and (iv) with respect to the debtor under each such agreement;

(vii)                           upon the filing of all UCC financing statements naming each Grantor as “debtor” and the Security Agent as “secured party” and describing the Collateral in the filing offices set forth opposite such Grantor’s name on Schedule 4.1(E) hereof (as such schedule may be amended or supplemented from time to time) and other filings delivered by each Grantor, and to the extent perfection or priority of the security interest therein is not subject to Article 9 of the UCC, upon recordation of the security interests granted hereunder in Patents, Trademarks, Copyrights and exclusive Copyright Licenses in the applicable intellectual property registries, including but not limited to the United States Patent and Trademark Office and the United States Copyright Office, the security interests granted to the Security Agent hereunder constitute valid and perfected first priority Liens (subject in the case of priority only to Permitted Liens and to the rights of the United States government (including any agency or department thereof) with respect to United States government Receivables) on all of the Collateral other than Deposit Accounts and fixtures owned by entities listed on Schedule 4.1(F) that are not material to the business of any Grantor (and certain other Collateral with respect to which the security interest therein is not required to be perfected pursuant to the specific terms hereof regarding materiality or otherwise) to the extent such Collateral may be perfected by the filing of a financing statement or such other method described above;

(viii)                        except as otherwise provided herein, all actions and consents, including all filings, notices, registrations and recordings necessary or desirable for the exercise by the Security Agent of the voting or other rights provided for in this Agreement or the exercise of remedies in respect of the Collateral have been made or obtained;

(ix)                              other than the financing statements filed in favor of the Security Agent, no effective UCC financing statement, fixture filing or other instrument similar in effect under any applicable law covering all or any part of the Collateral is on file in any filing or recording office except for (x) financing statements for which proper termination statements have been delivered to the Security Agent for filing and (y) financing statements filed in connection with Permitted Liens;

(x)                                 no authorization, consent, approval or other action by, and no notice to or filing with, any Governmental Authority or regulatory body or any other Person is required for either (i) the pledge or grant by any Grantor of the Liens purported to be created in favor of the Security Agent hereunder or (ii) except as set forth in Section 4.9, the exercise by the Security Agent of any rights or remedies in respect of any Collateral (whether specifically granted or created hereunder or created or provided for by applicable law), except (A) for the filings contemplated by clause (vii) above; (B) as may be required, in connection with the disposition of any Investment Related Property, by laws generally affecting the offering and sale of Securities; (C) as may be required by applicable laws and regulations, including without limitation the Communications Laws or (D) such authorizations, consents, approvals, other actions, notices or filings (i) which have been obtained, made or taken on or prior to the date of such pledge or exercise of rights or remedies; or (ii) the failure of which to obtain, make or take would not reasonably be expected to have a Material Adverse Effect;

(xi)                              all information supplied by any Grantor with respect to any of the Collateral (in each case taken as a whole with respect to any particular Collateral) is accurate and complete in all material respects;

(xii)                           none of the Collateral constitutes, or is the Proceeds of, (1) Farm Products, (2) As-Extracted Collateral, (3) Manufactured Homes, (4) Health-Care-Insurance Receivables or (5) timber to be cut;

(xiii)                        except as described on Schedule 4.1(D) or, with respect to matters arising after the date hereof, as permitted by Section 4.06 of the Indenture, such Grantor is not bound as a debtor, either by contract or by operation of law, by a security agreement entered into by another Person;

(xiv)                       such Grantor has been duly organized as an entity of the type as set forth opposite such Grantor’s name on Schedule 4.1(A) solely under the laws of the jurisdiction as set forth opposite such Grantor’s name on Schedule 4.1(A) and remains duly existing as such.  Such Grantor has not filed any certificates of domestication, transfer or continuance in any other jurisdiction; and

(xv)                          except as otherwise indicated on Schedule 4.1(F) each Grantor is primarily engaged in the business of transmitting communications electrically, electromagnetically or by light.

(b)                                 Covenants and Agreements.  Each Grantor hereby covenants and agrees that:

(i)                                     except for the security interest created by this Agreement, it shall not create or suffer to exist any Lien upon or with respect to any of the Collateral, except Permitted Liens, and such Grantor shall defend the Collateral against all Persons at any time claiming any interest therein other than Intellectual Property that such Grantor determines in its reasonable judgment is not material to its business;

(ii)                                  it shall not produce, use or permit any Collateral to be used unlawfully, in any material respect, or in violation of any provision of this Agreement or any policy of insurance covering the Collateral or in violation, in any material respect, of any applicable statute, regulation or ordinance except to the extent such violation would not reasonably be expected to result in a Material Adverse Effect;

(iii)                               without limiting any prohibitions or restrictions on mergers or other transactions set forth in the Indenture, it shall not change such Grantor’s name, identity, organizational identification number, corporate structure (e.g. by merger, consolidation, change in corporate form or otherwise), sole place of business or chief executive office, type of organization or jurisdiction of organization or establish any trade names unless it shall have (a) notified the Security Agent in writing on or prior the date that is ten (10) days after any such change or establishment, identifying such new proposed name, identity, corporate structure, sole place of business or chief executive office, jurisdiction of organization or trade name and providing such other information in connection therewith as the Security Agent may reasonably request and (b) taken or cooperated with Security Agent to enable Security Agent to take all actions necessary or advisable to maintain the continuous validity, perfection and the same or better priority of the Security Agent’s security interest in the Collateral granted or intended to be granted and agreed to hereby (other than Collateral with respect to which the security interest is not required to be perfected pursuant to the terms hereof), which in the case of any merger or other change in corporate structure shall include, without limitation, executing and delivering to the Security Agent a completed Pledge Supplement together with all Supplements to Schedules thereto, upon completion of such merger or other change in corporate structure confirming the grant of the security interest hereunder to the extent the successor entity of such merger or other transaction is required to be a Grantor hereunder pursuant to the Indenture;

(iv)                              if the Security Agent or any Secured Party gives value to enable Grantor to acquire rights in or the use of any Collateral, it shall use such value for such purposes and such Grantor further agrees that repayment of any Notes Obligation shall apply on a “first-in, first-out” basis so that the portion of the value used to acquire rights in any Collateral shall be paid in the chronological order such Grantor acquired rights therein;

(v)                                 it shall pay promptly when due all property and other taxes, assessments and governmental charges or levies imposed upon, and all claims (including claims for labor, materials and supplies) against, the Collateral, to the extent required by the Indenture;

(vi)                              upon such Grantor’s or any officer of such Grantor’s obtaining knowledge thereof, it shall promptly notify the Security Agent in writing of any event that may have a Material Adverse Effect on the value of the Collateral or any substantial portion thereof, except as contemplated hereby or under any other Notes Document, the ability of any Grantor or the Security Agent to dispose of the Collateral or any portion thereof, or the rights and remedies of the Security Agent in relation thereto, including, without limitation, the levy of any legal process against the Collateral or any portion material thereof;

(vii)                           except to the extent permitted by the Indenture, it shall not take or permit any action which could be reasonably likely to materially impair the Security Agent’s rights in the Collateral;

(viii)                        in the event that it hereafter acquires any Collateral of a type described in Section 4.1(a)(xii) hereof, it shall promptly notify the Security Agent thereof in writing and take such actions and execute such documents and make such filings all at Grantor’s expense as the Security Agent may reasonably request in order to ensure that the Security Agent has a valid, perfected, first priority security interest in such Collateral, subject in the case of priority only, to any Permitted Liens; and

(ix)                              it shall not sell, transfer or assign (by operation of law or otherwise) or exclusively license to another Person any Collateral except as Permitted Sales.

4.2                               Equipment and Inventory. Representations and Warranties.  Each Grantor represents and warrants, on the date hereof, that:

(i)                                     to such Grantor’s knowledge, all of the Equipment and Inventory included in the Collateral (other than Equipment or Inventory that is customarily kept on the premises of customers or inside vehicles owned or leased in the name of a Grantor for current use) with a book value in excess of $5 million is kept only at the locations specified in Schedule 4.2 (as such schedule may be amended or supplemented from time to time within 30 days of (a) any change thereto or (b) the discovery by Grantor of additional locations at which Equipment and/or Inventory is located); and

(ii)                                  to the Grantor’s knowledge, none of the Inventory or Equipment with a book value in excess of $5 million is in the possession of an issuer of a negotiable document (as defined in Section 7-104 of the UCC) therefor or otherwise in the possession of a bailee or a warehouseman.

(b)                                 Covenants and Agreements.  Each Grantor covenants and agrees that:

(i)                                     it shall keep (except as set forth in Section 4.2(a)(i) or to the extent possible based upon such Grantor’s knowledge as set forth in Section 4.2(a)(i)) the Equipment, Inventory and any Documents evidencing any Equipment and Inventory in the locations specified on Schedule 4.2 (as such schedule may be amended or supplemented from time to time within 30 days of any change thereto) unless it shall have (a) notified the Security Agent in writing, by executing and delivering to the Security Agent a completed Pledge Supplement, substantially in the form of Exhibit A attached hereto, together with all Supplements to Schedules thereto, within thirty (30) days after any change in locations, identifying such new locations and providing such other information in connection therewith as the Security Agent may reasonably request and (b) taken all actions necessary or advisable to maintain the continuous validity and perfection, and, subject to statutory and other similar liens as they may arise, the same or better priority, of the Security Agent’s security interest in the Collateral (subject only to Permitted Liens) intended to be granted and agreed to hereby, or to enable the Security Agent to exercise and enforce its rights and remedies hereunder, with respect to such Equipment and Inventory;

(ii)                                  it shall keep correct and accurate records of the Inventory, as is customarily maintained under similar circumstances by Persons of established reputation engaged in similar business, and in any event in conformity with GAAP; and

(iii)                               it shall not deliver any Document evidencing any Equipment or Inventory to any Person other than the issuer of such Document to claim the Goods evidenced therefor or the Security Agent.

4.3                               Receivables and Goods. Representations and Warranties.  Each Grantor represents and warrants, on the date hereof, that:

(i)                                     to Grantor’s knowledge, each Receivable (a) is the legal, valid and binding obligation of the Account Debtor in respect thereof, representing an unsatisfied obligation of such Account Debtor, (b) is enforceable in accordance with its terms, (c) is not subject to any setoffs, defenses, taxes, counterclaims (except with respect to refunds, returns and allowances in the ordinary course of business with respect to damaged merchandise) and (d) is in compliance with all applicable laws, in all material respects, whether federal, state, local or foreign, except where a failure of the foregoing to be true and correct would not reasonably be expected to have a Material Adverse Effect;

(ii)                                  to Grantor’s knowledge, no Receivables aggregating more than $15 million are at any one time outstanding from Account Debtors comprising the government of the United States, any agency or instrumentality thereof, any state or municipality or any foreign sovereign unless, if the pledge of such Account requires the consent of the Account Debtor in respect thereof in connection with the pledge hereunder and the Security Agent has requested that such Grantor obtain such consent, such consent has been obtained;

(iii)                               no Receivable is evidenced by, or constitutes, an Instrument or Chattel Paper which has not been delivered to, or otherwise subjected to the control of, the Security Agent to the extent required by, and in accordance with Section 4.3(c); and

(iv)                              no Goods now or hereafter produced by any Grantor and included in the Collateral have been or will be produced in violation of the requirements of the Fair Labor Standards Act, as amended, or the rules and regulations promulgated thereunder.

(b)                                 Covenants and Agreements.  Each Grantor hereby covenants and agrees that:

(i)                                     it shall keep and maintain at its own cost and expense satisfactory and complete records of the Receivables, including, but not limited to, the originals of all documentation with respect to all Receivables and records of all payments received and all credits granted on the Receivables, all merchandise returned and all other dealings therewith;

(ii)                                  unless otherwise agreed upon by the Security Agent, it shall mark conspicuously, in form and manner reasonably satisfactory to the Security Agent, all Chattel Paper, Instruments (other than checks) in excess of $5 million individually and other evidence of Receivables in excess of $5 million individually (other than any delivered to the Security Agent as provided herein), as well as the Receivables Records with an appropriate reference to the fact that the Security Agent has a security interest therein;

(iii)                               it shall perform in all material respects all of its obligations with respect to the Receivables;

(iv)                              it shall not amend, modify, terminate or waive any provision of any Receivable in any manner which in the good faith judgment of such Grantor could reasonably be expected to have a material adverse effect on the value of the Receivables or a substantial portion thereof.  Other than in the ordinary course of business as generally conducted by it on and prior to the date hereof or with the consent of Security Agent, and except as otherwise provided in subsection (v) below, following and during the continuance of an Event of Default, such Grantor shall not (w) grant any extension or renewal of the time of payment of any Receivable, (x) compromise or settle any dispute, claim or legal proceeding with respect to any Receivable for less than the total unpaid balance thereof, (y) release, wholly or partially, any Person liable for the payment thereof or (z) allow any credit or discount thereon;

(v)                                 except as otherwise provided in this subsection, each Grantor shall use commercially reasonable efforts to collect all amounts due or to become due to such Grantor under the Receivables and any Supporting Obligation and diligently exercise each material right it may have under any Receivable, any Supporting Obligation or Collateral Support, in each case, at its own expense, and in connection with such collections and exercise, such Grantor shall take such action as such Grantor may deem necessary or advisable.  Notwithstanding the foregoing, the Security Agent shall have the right at any time after the occurrence and during the continuance of an Event of Default to notify, or require any Grantor to notify, any Account Debtor of the Security Agent’s security interest in the Receivables and any Supporting Obligation and, in addition, at any time following the occurrence and during the continuation of an Event of Default, the Security Agent may:  (1) direct the Account Debtors under any Receivables to make payment of all amounts due or to become due to such Grantor thereunder directly to the Security Agent; (2) notify, or require any Grantor to notify, each Person maintaining a lockbox or similar arrangement to which Account Debtors under any Receivables have been directed to make payment to remit all amounts representing collections on checks and other payment items from time to time sent to or deposited in such lockbox or other arrangement directly to the Security Agent; and (3) enforce, at the expense of such Grantor, collection of any such Receivables and to adjust, settle or compromise the amount or payment thereof, in the same manner and to the same extent as such Grantor might have done.  If the Security Agent notifies any Grantor that it has elected to collect the Receivables in accordance with the preceding sentence, any payments of Receivables received by such Grantor shall be forthwith (and in any event within two (2) Business Days) deposited by such Grantor in the exact form received, duly indorsed by such Grantor to the Security Agent if required, in a Collateral Account maintained under the sole dominion and control of the Security Agent, and until so turned over, all amounts and proceeds (including checks and other instruments) received by such Grantor in respect of the Receivables, any Supporting Obligation or Collateral Support shall be received in trust for the benefit of the Security Agent hereunder and shall be segregated from other funds of such Grantor and such Grantor shall not adjust, settle or compromise the amount or payment of any Receivable, or release wholly or partly any Account Debtor or obligor thereof, or allow any credit or discount thereon; and

(vi)                              it shall use its commercially reasonable efforts to keep in full force and effect any material Supporting Obligation or Collateral Support relating to any Receivable.

(c)                                  Delivery and Control of Receivables.  With respect to any Receivables in excess of $5 million individually that are evidenced by, or constitute, Chattel Paper or Instruments, unless otherwise agreed to by the Security Agent, each Grantor shall cause each originally executed copy thereof to be delivered to the Security Agent (or its agent or designee) appropriately indorsed to the Security Agent or indorsed in blank:  (i) with respect to any such Receivables in existence on the date hereof, on or prior to the date hereof and (ii) with respect to any such Receivables hereafter arising, within ten (10) days of such Grantor acquiring rights therein.  With respect to any Receivables in excess of $5 million individually which would constitute “electronic chattel paper” under Article 9 of the UCC, unless otherwise agreed to by the Security Agent, each Grantor shall take all steps necessary to give the Security Agent control over such Receivables (within the meaning of Section 9-105 of the UCC):  (i) with respect to any such Receivables in existence on the date hereof, on or prior to the date hereof and (ii) with respect to any such Receivables hereafter arising, within ten (10) days of such Grantor’s acquiring rights therein.  Any Receivable not otherwise required to be delivered or subjected to the control of the Security Agent in accordance with this subsection (c) shall be delivered or subjected to such control upon request of the Security Agent.

4.4                               Investment Related Property; Investment Related Property Generally Covenants, Control and Voting

(a)                                 Covenants and Agreements.  Each Grantor hereby covenants and agrees that:

(i)                                     subject to Section 4.4.1(b), in the event it acquires rights in any Investment Related Property after the date hereof, within fifteen (15) days of receipt thereof, it shall deliver to the Security Agent a completed Pledge Supplement, substantially in the form of Exhibit A attached hereto, together with all Supplements to Schedules thereto, reflecting such new Investment Related Property and all other Investment Related Property.  Notwithstanding the foregoing, it is understood and agreed that the security interest of the Security Agent shall attach to all Investment Related Property immediately upon any Grantor’s acquisition of rights therein and shall not be affected by the failure of any Grantor to deliver a supplement to Schedule 4.4 as required hereby;

(ii)                                  except as provided in the next sentence, in the event such Grantor receives any dividends, interest or distributions on any Investment Related Property, or any securities or other property upon the merger, consolidation, liquidation or dissolution of any issuer of any Investment Related Property, then (a) such dividends, interest or distributions and securities or other property shall be included in the definition of Collateral without further action and (b) subject to the materiality threshold set forth in Section 4.4.4 (a)(ii), such Grantor shall immediately take all steps, if any, necessary or advisable to ensure the validity, perfection, priority and, if applicable, control of the Security Agent over such Investment Related Property (including, without limitation, delivery thereof to the Security Agent) and pending any such action such Grantor shall be deemed to hold such dividends, interest, distributions, securities or other property in trust for the benefit of the Security Agent and shall segregate such dividends, distributions, Securities or other property from all other property of such Grantor.  Notwithstanding the foregoing, so long as no Event of Default shall have occurred and be continuing, the Security Agent authorizes each Grantor to retain all ordinary cash dividends and distributions paid in the normal course of the business of the issuer and consistent with the past practice of the issuer and all scheduled payments of interest; and

(iii)                               each Grantor consents to the grant by each other Grantor of a Security Interest in all Investment Related Property to the Security Agent.

(b)                                 Delivery and Control.  Each Grantor agrees that with respect to any Investment Related Property in which it currently has rights it shall comply with the provisions of this Section 4.4.1(b) on or before the date hereof and with respect to any Investment Related Property hereafter acquired by such Grantor it shall comply with the provisions of this Section 4.4.1(b) promptly (in any event no later than 15 days thereafter) upon acquiring rights therein, in each case in form and substance satisfactory to the Security Agent.  With respect to any Investment Related Property that is represented by a certificate or that is an “instrument” (other than any Investment Related Property credited to a Securities Account) it shall cause such certificate or instrument to be delivered to the Security Agent, indorsed in blank by an “effective indorsement” (as defined in Section 8-107 of the UCC), regardless of whether such certificate constitutes a “certificated security” for purposes of the UCC.  With respect to any Investment Related Property that is an “uncertificated security” for purposes of the UCC (other than any “uncertificated securities” credited to a Securities Account), it shall cause the issuer of such uncertificated security to either (i) register the Security Agent as the registered owner thereof on the books and records of the issuer or (ii) execute an agreement substantially in the form of Exhibit B hereto or such other form as shall be reasonably acceptable to the Security Agent, pursuant to which such issuer agrees to comply with the Security Agent’s instructions with respect to such uncertificated security without further consent by such Grantor.

(c)                                  Voting and Distributions.  So long as no Event of Default shall have occurred and be continuing or Security Agent shall not have made a request under Section 4.4.1(c)(ii) below:

(1)                                 except as otherwise provided under the covenants and agreements relating to investment related property in this Agreement or elsewhere herein or in the Indenture, each Grantor shall be entitled to exercise or refrain from exercising any and all voting and other consensual rights pertaining to the Investment Related Property or any part thereof for any purpose not inconsistent with the terms of this Agreement or the Indenture; provided, no Grantor shall exercise or refrain from exercising any such right if the Security Agent shall have notified such Grantor that, in the Security Agent’s reasonable judgment, such action would have a material adverse effect on the value of the Investment Related Property or any substantial part thereof; and provided further, such Grantor shall give the Security Agent at least five (5) Business Days prior written notice of the manner in which it intends to exercise, or the reasons for refraining from exercising, any such right;

it being understood, however, that neither the voting by such Grantor of any Pledged Stock for, or such Grantor’s consent to, the election of directors (or similar governing body) at a regularly scheduled annual or other meeting of stockholders or with respect to incidental matters at any such meeting, nor such Grantor’s consent to or approval of any action otherwise permitted under this Agreement and the Indenture, shall be deemed inconsistent with the terms of this Agreement or the Indenture within the meaning of this Section 4.4.1(c)(i)(1), and no notice of any such voting or consent need be given to the Security Agent; and

(2)                                 the Security Agent shall promptly execute and deliver (or cause to be executed and delivered) to each Grantor all proxies, and other instruments as such Grantor may from time to time reasonably request for the purpose of enabling such Grantor to exercise the voting and other consensual rights when and to the extent which it is entitled to exercise pursuant to clause (1) above.

(ii)                                  Upon request by the Security Agent after the occurrence and during the continuation of an Event of Default:

(1)                                 all rights of each Grantor to exercise or refrain from exercising the voting and other consensual rights which it would otherwise be entitled to exercise pursuant hereto shall cease and all such rights shall thereupon become vested in the Security Agent who shall thereupon have the sole right to exercise such voting and other consensual rights; and

(2)                                 in order to permit the Security Agent to exercise the voting and other consensual rights which it may be entitled to exercise pursuant hereto and to receive all dividends and other distributions which it may be entitled to receive hereunder:  (1) each Grantor shall promptly execute and deliver (or cause to be executed and delivered) to the Security Agent all proxies, dividend payment orders and other instruments as the Security Agent may from time to time reasonably request and (2) each Grantor acknowledges that the Security Agent may utilize the power of attorney set forth in Section 6.1.

4.4.2                     Pledged Equity Interests

(a)                                 Representations and Warranties.  Each Grantor hereby represents and warrants, on the date hereof, that:

(i)                                     Schedule 4.4(A) (as such schedule may be amended or supplemented from time to time) sets forth under the headings “Pledged Stock,” “Pledged LLC Interests,” “Pledged Partnership Interests” and “Pledged Trust Interests,” respectively, all of the Pledged Stock, Pledged LLC Interests, Pledged Partnership Interests and Pledged Trust Interests owned by any Grantor and such Pledged Equity Interests constitute the percentage of issued and outstanding shares of stock, percentage of membership interests, percentage of partnership interests or percentage of beneficial interest of the respective issuers thereof indicated on such Schedule;

(ii)                                  except as set forth on Schedule 4.4(B), it has not acquired any equity interests of another entity or substantially all the assets of another entity for the period beginning the later of (A) the date five years prior to the date this representation and warranty is being made, and (B), for Grantors other than Company only, the date of acquisition of such Grantor by Company;

(iii)                               it is the record and beneficial owner of the Pledged Equity Interests free of all Liens, rights or claims of other Persons other than Permitted Liens and there are no outstanding warrants, options or other rights to purchase, or shareholder, voting trust or similar agreements outstanding with respect to, or property that is convertible into, or that requires the issuance or sale of, any Pledged Equity Interests;

(iv)                              without limiting the generality of Section 4.1(a)(v), no consent of any Person including any other general or limited partner, any other member of a limited liability company, any other shareholder or any other trust beneficiary is necessary or desirable in connection with the creation, perfection or first priority status of the security interest of the Security Agent in any Pledged Equity Interests or the exercise by the Security Agent of the voting or other rights provided for in this Agreement or the exercise of remedies in respect thereof; and

(v)                                 none of the Pledged LLC Interests nor Pledged Partnership Interests is or represents interests in issuers that:  (a) are registered as investment companies or (b) are dealt in or traded on securities exchanges or markets.

(b)                                 Covenants and Agreements.  Each Grantor hereby covenants and agrees that:

(i)                                     without the prior written consent of the Security Agent, it shall not vote to enable or take any other action to:  (a) other than as permitted by the Indenture, amend or terminate any partnership agreement, limited liability company agreement, certificate of incorporation, by-laws or other organizational documents in any way that materially changes the rights of such Grantor with respect to any Investment Related Property or adversely affects the validity, perfection or priority of the Security Agent’s security interest, (b) permit any issuer of any Pledged Equity Interest to issue any additional stock, partnership interests, limited liability company interests or other equity interests of any nature or to issue securities convertible into or granting the right of purchase or exchange for any stock or other equity interest of any nature of such issuer, (c) other than as permitted under the Indenture, permit any issuer of any Pledged Equity Interest to dispose of all or a material portion of their assets, (d) waive any default under or breach of any terms of any organizational document relating to the issuer of any Pledged Equity Interest or the terms of any Pledged Debt, or (e) cause any issuer of any Pledged Partnership Interests or Pledged LLC Interests which are not securities (for purposes of the UCC) on the date hereof to elect or otherwise take any action to cause such Pledged Partnership Interests or Pledged LLC Interests to be treated as securities for purposes of the UCC; provided, however, notwithstanding the foregoing, if any issuer of any Pledged Partnership Interests or Pledged LLC Interests takes any such action in violation of the foregoing in this clause (e), such Grantor shall promptly notify the

Security Agent in writing of any such election or action and, in such event, shall take all steps necessary or advisable to establish the Security Agent’s “control” thereof;

(ii)                                  it shall comply with all of its obligations under any partnership agreement or limited liability company agreement relating to Pledged Partnership Interests or Pledged LLC Interests and shall enforce all of its rights with respect to any Investment Related Property;

(iii)                               without the prior written consent of the Security Agent, it shall not permit any issuer of any Pledged Equity Interest to merge or consolidate unless (i) such issuer creates a security interest that is perfected by a filed financing statement (that is not effective solely under section 9-508 of the UCC) in collateral in which such new debtor has or acquires rights, and (ii) all the outstanding capital stock or other equity interests of the surviving or resulting corporation, limited liability company, partnership or other entity is, upon such merger or consolidation, pledged hereunder and, except to the extent not prohibited by the Indenture, no cash, securities or other property is distributed in respect of the outstanding equity interests of any other constituent Grantor; provided that if the surviving or resulting Grantors upon any such merger or consolidation involving an issuer which is a Controlled Foreign Corporation, then such Grantor shall only be required to pledge equity interests in accordance with Section 2.2;

(iv)                              each Grantor consents to the grant by each other Grantor of a security interest in all Investment Related Property to the Security Agent and, without limiting the foregoing, consents to the transfer of any Pledged Partnership Interest and any Pledged LLC Interest to the Security Agent or its nominee following an Event of Default and to the substitution of the Security Agent or its nominee as a partner in any partnership or as a member in any limited liability company with all the rights and powers related thereto; and

(v)                                 With respect to any Pledged Partnership Interests and Pledged LLC Interests included in the Collateral, if the Grantors own less than 100% of the equity interests in any issuer of such Pledged Partnership Interests or Pledged LLC Interests, Grantors shall use their commercially reasonable efforts to obtain the consent of each other holder of partnership interest or limited liability company interests in such issuer to the security interest of the Security Agent hereunder and following an Event of Default, the transfer of such Pledged Partnership Interests and Pledged LLC Interests to the Security Agent of its designee, and to the substitution of the Security Agent or its designee as a partner or member with all the rights and powers related thereto.  Each Grantor consents to the grant by each other Grantor of a Lien in all Investment Related Property to the Security Agent and without limiting the generality of the foregoing consents to the transfer of any Pledged Partnership Interest and any Pledged LLC Interest to the Security Agent or its designee following an Event of Default and to the substitution of the Security Agent or its designee as a partner in any partnership or as a member in any limited liability company with all the rights and powers related thereto.

4.4.3                     Pledged Debt

(a)                                 Representations and Warranties.  Each Grantor hereby represents and warrants, on the date hereof, that Schedule 4.4 (as such schedule may be amended or supplemented from time to time) sets forth under the heading “Pledged Debt” all of the Pledged Debt owned by any Grantor and all of such Pledged Debt has been duly authorized, authenticated or issued, and delivered and is the legal, valid and binding obligation of the issuers thereof and is not in default and constitutes all of the issued and outstanding inter-company Indebtedness;

4.4.4                     Investment Accounts

(a)                                 Representations and Warranties.  Each Grantor hereby represents and warrants, on the date hereof, that:

(i)                                     Schedule 4.4 hereto (as such schedule may be amended or supplemented from time to time) sets forth under the headings “Securities Accounts” and “Commodities Accounts,” respectively, all of the Securities Accounts and Commodities Accounts in which each Grantor has an interest.  Each Grantor is the sole entitlement holder of each such Securities Account and Commodity Account, and such Grantor has not consented to, and is not otherwise aware of, any Person having “control” (within the meanings of Sections 8-106 and 9-106 of the UCC) over, or any other interest in, any such Securities Account or Commodity Account or securities or other property credited thereto; and

(ii)                                  Schedule 4.4 hereto (as such schedule may be amended or supplemented from time to time) sets forth under the headings “Deposit Accounts” all of the Deposit Accounts in which any Grantor has an interest other than any Deposit Accounts with outstanding balance of less than $15 million in the aggregate for all Grantors at any time (each, a “Material Deposit Account”).  All amounts on account in each other Deposit Account, except for those accounts which function primarily as accounts holding funds on a temporary basis pending disbursement, in which any Grantor has an interest are deposited into one of the Material Deposit Accounts no less frequently than once each month.  All amounts greater than $1 million on account in each Deposit Account that is not a Material Deposit Account are deposited into one of the Material Deposit Accounts no less frequently than once each week.  Each Grantor is the sole account holder of each such Deposit Account and such Grantor has not consented to, and is not otherwise aware of, any Person (other than the applicable depositary bank) having either sole dominion and control (within the meaning of common law) or “control” (within the meanings of Section 9-104 of the UCC) over, or any other interest in, any such Deposit Account or any money or other property deposited therein.

In addition to the foregoing, if any issuer of any Investment Related Property is located in a jurisdiction outside of the United States, each Grantor shall take such additional actions as reasonably requested by the Security Agent, including, without limitation, causing the issuer to register the pledge on its books and records or making such filings or recordings, in each case as may be necessary or advisable, under the laws of such issuer’s jurisdiction to insure the validity, perfection and priority of the security interest of the Security Agent.

Upon the occurrence and during the continuance of an Event of Default, to the extent not prohibited by applicable law, the Security Agent shall have the right, without notice to any Grantor, to transfer all or any portion of the Investment Related Property to its name or the name of its nominee or agent.  In addition, the Security Agent shall have the right at any time, without notice to any Grantor, to exchange any certificates or instruments representing any Investment Related Property for certificates or instruments of smaller or larger denominations.

Notwithstanding anything to the contrary in any Notes Document no Grantor shall be required to (i) execute or deliver any deposit account control agreements or securities account control agreements with respect to any Deposit Accounts or Securities Accounts or (ii) enter into any security agreement or any other pledge or collateral documents governed or purported to be governed by foreign law or required to be filed, recorded or registered in any jurisdiction outside the United States.

4.5                               Material Contracts.  In addition to any rights under the Section of this Agreement relating to Receivables, the Security Agent may at any time after and during the continuance of an Event of Default notify, or require Grantor to so notify, the counterparty on any Material Contract included in the Collateral of the security interest of the Security Agent therein.  In addition, after the occurrence and during the continuance of an Event of Default, the Security Agent may upon written notice to the applicable Grantor, notify, or require Grantor to notify, the counterparty to make all payments under the Material Contracts included in the Collateral directly to the Security Agent.

(b)                                 Grantor shall deliver promptly to the Security Agent a copy of each material demand or notice received by it relating in any way to any Material Contract included in the Collateral.

4.6                               Letter of Credit Rights.  Representations and Warranties.  Each Grantor hereby represents and warrants, on the date hereof, that:

(i)                                     all material letters of credit to which such Grantor has rights is listed on Schedule 4.6 (as such schedule may be amended or supplemented from time to time within 30 days of any change thereto) hereto; and

(ii)                                  unless otherwise agreed to by the Security Agent, it has used its reasonable efforts to obtain the consent of each issuer of any letter of credit in excess of $15 million individually and $50 million in the aggregate to the assignment of the proceeds of the letter of credit to the Security Agent.

(b)                                 Covenants and Agreements.  Each Grantor hereby covenants and agrees that with respect to any letter of credit in excess of $15 million individually and $50 million in the aggregate hereafter arising, unless otherwise agreed to by the Security Agent, it shall obtain the consent of the issuer thereof to the assignment of the proceeds of the letter of credit to the Security Agent and, in any event, shall deliver to the Security Agent a completed Pledge Supplement, substantially in the form of Exhibit A attached hereto, together with all Supplements to Schedules thereto, all within 30 days of receipt of such material letter of credit.

4.7                               Intellectual Property. Representations and Warranties.  Each Grantor hereby represents and warrants, on the date hereof, that:

(i)                                     Schedule 4.7 (as such schedule may be amended or supplemented from time to time) sets forth a true and complete list of (i) all United States, state and foreign registrations of and applications for Patents, Trademarks and Copyrights owned by each Grantor and (ii) all Patent Licenses, Trademark Licenses, Trade Secret Licenses and Copyright Licenses material to the business of such Grantor;

(ii)                                  except for such matters which are disclosed in Schedule 4.7(H) (as such schedule may be amended or supplemented from time to time) and which would not reasonably be expected to result in a Material Adverse Effect:  it is the sole and exclusive owner of the entire right, title and interest in and to all Intellectual Property listed on Schedule 4.7 pursuant to Section 4.7(a)(i)(i) (as such schedule may be amended or supplemented from time to time), and owns or has the valid right to use all other Intellectual Property used in or necessary to conduct its business, free and clear of all Liens, claims, encumbrances and licenses, except for Permitted Liens and non-exclusive licenses granted in the ordinary course;

(iii)                               except for such matters which are disclosed in Schedule 4.7(H) (as such schedule may be amended or supplemented from time to time) and which would not reasonably be expected to result in a Material Adverse Effect, all Intellectual Property is subsisting and has not been adjudged invalid or unenforceable, in whole or in part;

(iv)                              each Grantor has performed all acts and has paid all renewal, maintenance and other fees and taxes required to maintain each and every registration and application of Copyrights, Patents and Trademarks in full force and effect, in each case, to the extent such Copyright, Patent or Trademark is material to such Grantor’s business;

(v)                                 except for such matters which are disclosed in Schedule 4.7(H) (as such schedule may be amended or supplemented from time to time) and which would not reasonably be expected to result in a Material Adverse Effect:  all Intellectual Property that is material to such Grantor’s business is valid and enforceable; no holding, decision, or judgment has been rendered in any action or proceeding before any court or administrative authority challenging the validity of, such Grantor’s right to register, or such Grantor’s rights to own or use, any Intellectual Property that is material to such Grantor’s business and no such action or proceeding is pending or, to the best of such Grantor’s knowledge, threatened;

(vi)                              all registrations and applications for Copyrights, Patents and Trademarks are standing in the name of each Grantor, and none of the Trademarks, Patents, Copyrights or Trade Secrets has been licensed by any Grantor to any Affiliate or third party, except as disclosed in Schedule 4.7(B), (D), (F), or (G) (as each may be amended or supplemented from time to time);

(vii)                           each Grantor has been using appropriate statutory notice of registration in connection with its use of registered Trademarks, proper marking practices in connection with the use of Patents, and appropriate notice of copyright in connection with the publication of Copyrights material to the business of such Grantor;

(viii)                        each Grantor uses adequate standards of quality in the manufacture, distribution and sale of all products sold and in the provision of all services rendered under or in connection with all Trademark Collateral and has taken all action necessary to insure that all licensees of the Trademark Collateral owned by such Grantor use such adequate standards of quality;

(ix)                              except for such matters which are disclosed in Schedule 4.7(H) (as such schedule may be amended or supplemented from time to time) and which would not reasonably be expected to result in a Material Adverse Effect, to such Grantor’s knowledge, (i) the conduct of such Grantor’s business does not infringe upon, misappropriate, dilute or otherwise violate any trademark, patent, copyright, trade secret or other intellectual property right owned or controlled by a third party and (ii) no claim has been made that the use of any Intellectual Property owned or used by Grantor (or any of its respective licensees) infringes, misappropriates, dilutes, or otherwise violates the asserted rights of any third party;

(x)                                 except for such matters which are disclosed in Schedule 4.7(H) (as such schedule may be amended or supplemented from time to time), to such Grantor’s knowledge, no third party is infringing upon or otherwise violating any rights in any Intellectual Property owned or used by such Grantor and material to its business;

(xi)                              except for such matters which are disclosed in Schedule 4.7(H) (as such schedule may be amended or supplemented from time to time) and which would not reasonably be expected to result in a Material Adverse Effect, no settlement or consents, covenants not to sue, nonassertion assurances or releases have been entered into by Grantor or to which Grantor is bound that adversely affect Grantor’s rights to own or use any Intellectual Property that is material to such Grantor’s business; and

(xii)                           except as permitted hereunder, each Grantor has not made a previous assignment, sale, transfer or agreement constituting a present or future assignment, sale, transfer or agreement of any Intellectual Property that has not been terminated or released.  Except for filings in relation to Permitted Liens, there is no effective financing statement or other document or instrument now executed, or on file or recorded in any public office, granting a security interest in or otherwise encumbering any part of the Intellectual Property, other than in favor of the Security Agent.

(b)                                 Covenants and Agreements.  Each Grantor hereby covenants and agrees as follows:

(i)                                     it shall not do any act or omit to do any act whereby any of the Intellectual Property which is material to the business of Grantor may lapse, or become abandoned, cancelled, dedicated to the public, or unenforceable, or which would adversely affect the validity, grant, or enforceability of the security interest granted therein;

(ii)                                  it shall not, with respect to any Trademarks which are material to the business of any Grantor, cease the use of any of such Trademarks or fail to maintain the level of the quality of products sold and services rendered under any of such Trademark at a level at least substantially consistent with the quality of such products and services as of the date hereof, and each Grantor shall take all steps necessary to insure that licensees of such Trademarks use such consistent standards of quality;

(iii)                               it shall promptly notify the Security Agent if it knows or has reason to know that any item of the Intellectual Property that is material to the business of any Grantor may become (a) abandoned or dedicated to the public or placed in the public domain, (b) invalid or unenforceable, (c) subject to any adverse determination or development (including the institution of proceedings) in any action or proceeding in the United States Patent and Trademark Office, the United States Copyright Office, any state registry, any foreign counterpart of the foregoing, or any court) or (d) the subject of any asserted reversion or termination rights;

(iv)                              it shall take all reasonable steps in the United States Patent and Trademark Office, the United States Copyright Office, any state registry or any foreign counterpart of the foregoing, to pursue any application and maintain any registration or issuance of each Trademark, Patent, and Copyright owned by any Grantor and material to its business which is now or shall become included in the Intellectual Property, including, but not limited to, those items on Schedule 4.7(A), (C) and (E) (as each may be amended or supplemented from time to time);

(v)                                 in the event that any Intellectual Property that is material to any Grantor’s business and owned by or exclusively licensed to any Grantor is infringed, misappropriated, diluted or otherwise violated by a third party, such Grantor shall promptly take all reasonable actions to stop such infringement, misappropriation, dilution or other violation and protect its rights in such Intellectual Property including, but not limited to, the initiation of a suit for injunctive relief and to recover damages;

(vi)                              it shall promptly (but in no event more than thirty (30) days after any Grantor obtains knowledge thereof) report to the Security Agent (i) the filing of any application to register any Intellectual Property with the United States Patent and Trademark Office, the United States Copyright Office or any state registry or foreign counterpart of the foregoing (whether such application is filed by such Grantor or through any agent, employee, licensee, or designee thereof), (ii) the registration of any Intellectual Property by any such office, (iii) the acquisition of any Intellectual Property that is registered or applied for in any such office, and (iv) the filing of any “statement of use” or “amendment to allege use” in the PTO with respect to any “intent to use” Trademark application owned by such Grantor, in each case by executing and delivering to the Security Agent a completed Pledge Supplement, substantially in the form of Exhibit A attached hereto, together with all Supplements to Schedules thereto;

(vii)                           it shall, promptly upon the reasonable request of the Security Agent, execute and deliver to the Security Agent any document (including each Intellectual Property Security Agreement) required to acknowledge, confirm, register, record or perfect the Security Agent’s interest in any part of the Intellectual Property, whether now owned or hereafter acquired;

(viii)                        except with the prior consent of the Security Agent or as permitted under the Indenture, each Grantor shall not execute, and there will not be on file in any public office, any financing statement or other document or instruments, except financing statements or other documents or instruments filed or to be filed in favor of the Security Agent and each Grantor shall not sell, assign, transfer, license, grant any option or create or suffer to exist any Lien upon or with respect to the Intellectual Property, except for the Lien created by and under this Agreement and the other Notes Documents and other Permitted Liens;

(ix)                              it shall hereafter use best efforts so as not to permit the inclusion in any contract to which it hereafter becomes a party of any provision that could or might in any way materially impair or prevent the creation of a security interest in, or the assignment of, such Grantor’s rights and interests in any property included within the definitions of any Intellectual Property material to such Grantor’s business acquired under such contracts;

(x)                                 it shall take all steps reasonably necessary to protect the secrecy of all Trade Secrets, including, without limitation, entering into confidentiality agreements with employees and consultants and labeling and restricting access to secret information and documents;

(xi)                              it shall use proper statutory notice, in all material respects, in connection with its use of any of the Intellectual Property; and

(xii)                           it shall continue to collect, at its own expense, all amounts due or to become due to such Grantor in respect of the Intellectual Property or any portion thereof.  In connection with such collections, each Grantor may take (and, at the Security Agent’s reasonable direction, shall take) such action as such Grantor or the Security Agent may deem reasonably necessary or advisable to enforce collection of such amounts.  Notwithstanding the foregoing, the Security Agent shall have the right at any time, to notify, or require any Grantor to notify, any obligors with respect to any such amounts of the existence of the security interest created hereby.

4.8                               Commercial Tort Claims.  Representations and Warranties.  Each Grantor hereby represents and warrants, on the date hereof, that Schedule 4.8 (as such schedule may be amended or supplemented from time to time) sets forth all Commercial Tort Claims of each Grantor; and

(b)                                 Covenants and Agreements.  Each Grantor hereby covenants and agrees that with respect to any Commercial Tort Claim hereafter arising that could reasonably be likely to result in an award in favor of such Grantor in excess of $15 million it shall deliver to the

Security Agent a completed Pledge Supplement, substantially in the form of Exhibit A attached hereto, together with all Supplements to Schedules thereto, identifying such new Commercial Tort Claims.

4.9                               Communications Regulatory Requirements.  Notwithstanding any other provision of this Agreement, to the extent that the Collateral includes Communications Licenses the foreclosure on; the sale, transfer or other disposition of; or the exercise of any right to vote or consent with respect to; any of such Communications Licenses as provided herein or any other action taken or proposed to be taken by the Security Agent which would affect the operational, voting, or other control of the Company, shall be pursuant to the Communications Laws.

(b)                                 If an Event of Default shall have occurred and be continuing, each Grantor shall take any action which the Security Agent may request in the exercise of its rights and remedies under this Agreement in order to transfer and assign the Collateral to the Security Agent, or to such one or more third parties as the Security Agent may designate, or to a combination of the foregoing, consistent with Section 4.9(a).  To enforce the provisions of this Section 4.9, the Security Agent is authorized to seek the appointment of a receiver, or to seek from the FCC (and any other Governmental Authority, if required) consent to an involuntary transfer of control of Company for the purpose of seeking a bona fide purchaser to whom control will ultimately be transferred, or both.  Each Grantor hereby agrees to apply to the FCC (and any other Governmental Authority) to request that authorization for such an involuntary transfer of control upon the request of the Security Agent.  Upon the occurrence and continuance of an Event of Default, each Grantor shall use its best efforts to assist in obtaining approval of the FCC and any other Governmental Authority, if required, for any action or transactions contemplated by this Agreement including, without limitation, the preparation, execution and filing with the FCC and any other Governmental Authority of the assignor’s or transferor’s portion of any application or applications for consent to assignment or transfer of control necessary or appropriate under the Communications Laws for approval of the transfer or assignment of any portion of the Collateral.

(c)                                  Each Grantor acknowledges that authorization from the FCC and any other Governmental Authority for the transfer of control of the licenses of such Grantor is integral to the Security Agent’s realization of the value of the Collateral, that there is no remedy at law for failure by such Grantor to comply with the provisions of this Section 4.9 and that such failure would not be adequately compensable in damages, and therefore agrees that the agreements contained in this Section 4.9 may be specifically enforced.

(d)                                 Notwithstanding anything to the contrary contained in this Agreement, the Indenture or the other Notes Documents, the Security Agent shall not, without first obtaining the approval of the FCC and any other Governmental Authority, take any action that is not permitted by the FCC or other Governmental Authority or any other applicable law, or that would constitute or result in any change of control of Company or an assignment of any Communications License held by Company if such change in control or assignment would require, under then existing Communications Laws, the prior approval of the FCC and any other Governmental Authority.  In an Event of Default, (a) voting rights shall remain with each Grantor unless and until the FCC and all other applicable Governmental Authorities have approved the assignment of the Communications Licenses or transfer of control and (b) subject to any regulatory approvals required by the Communications Laws there will be either a private or public sale of the pledged shares.

SECTION 5.                         ACCESS; RIGHT OF INSPECTION AND FURTHER ASSURANCES; ADDITIONAL GRANTORS.

5.1                               Access; Right of Inspection.  Each Grantor will permit the Security Agent to visit and inspect any of the properties of any Grantor to inspect, and to discuss its and their affairs, finances and accounts with its and their officers and independent public accountants, all upon reasonable notice and during normal business hours and as coordinated by the Security Agent, which visits and inspections should be limited to no more than one per year for the Security Agent so long as no Event of Default has occurred and is continuing.  Each Grantor will keep proper books of record and accounts in which full, true and correct entries in conformity in all material respects with GAAP shall be made of all dealings and transactions in relation to its business and activities.

5.2                               Further Assurances.  Except to the extent perfection is not required hereunder (because of a materiality threshold or otherwise), each Grantor agrees that from time to time, at the expense of such Grantor, that it shall promptly execute and deliver all further instruments and documents, and take all further action, that may be necessary or reasonably desirable, or that the Security Agent may reasonably request, in order to create and/or maintain the validity, perfection or priority of and protect any security interest granted or purported to be granted hereby or to enable the Security Agent to exercise and enforce its rights and remedies hereunder with respect to any Collateral.  Without limiting the generality of the foregoing, each Grantor:

(i)                                     hereby authorizes the filing of such financing or continuation statements, or amendments thereto, and agrees to execute and deliver such other agreements, instruments, endorsements, powers of attorney or notices, as may be necessary or reasonably desirable, or as the Security Agent may reasonably request, in order to effect, reflect, perfect and preserve the security interests granted or purported to be granted hereby;

(ii)                                  shall take all actions necessary to ensure the recordation of appropriate evidence of the liens and security interest granted hereunder in any Intellectual Property with any intellectual property registry in which said Intellectual Property is registered or issued or in which an application for registration or issuance is pending, including, without limitation, the United States Patent and Trademark Office and the United States Copyright Office;

(iii)                               at any reasonable time following the occurrence of and during the continuation of an Event of Default, upon request by the Security Agent, shall assemble the Collateral and allow inspection of the Collateral by the Security Agent, or persons designated by the Security Agent; and

(iv)                              at the Security Agent’s reasonable request, shall appear in and defend any action or proceeding that may affect such Grantor’s title to or the Security Agent’s security interest in all or any part of the Collateral

(b)                                 Each Grantor hereby authorizes the Security Agent to file a Record or Records, including, without limitation, financing or continuation statements, Intellectual Property Security Agreements and amendments and supplements to any of the foregoing, in any jurisdictions and with any filing offices as the Security Agent may determine, in its reasonable discretion, are necessary or advisable to perfect or otherwise protect the security interest granted to the Security Agent herein.  Such financing statements may describe the Collateral in the same manner as described herein or may contain an indication or description of collateral that describes such property in any other manner as the Security Agent may determine, in its reasonable discretion, is necessary, advisable or prudent to ensure the perfection of the security interest in the Collateral granted to the Security Agent herein, including, without limitation, describing such property as “all assets” or “all personal property, whether now owned or hereafter acquired, developed or created” or words of similar effect.  Each Grantor shall furnish to the Security Agent from time to time statements and schedules further identifying and describing the Collateral and such other reports in connection with the Collateral as the Security Agent may reasonably request, all in reasonable detail.

(c)                                  Each Grantor hereby authorizes the Security Agent to modify this Agreement after obtaining such Grantor’s approval of or signature to such modification by amending Schedule 4.7 (as such schedule may be amended or supplemented from time to time) to include reference to any right, title or interest in any existing Intellectual Property or any Intellectual Property acquired or developed by any Grantor after the execution hereof or to delete any reference to any right, title or interest in any Intellectual Property in which any Grantor no longer has or claims any right, title or interest.

5.3                               Additional Grantors.  From time to time subsequent to the date hereof, additional Persons that are Subsidiaries of Company may become parties hereto as additional Grantors (each, an “Additional Grantor”), by executing a New Grantor Pledge Supplement, in substantially the form of Exhibit A-2 (“New Grantor Pledge Supplement”).  Upon delivery of any such New Grantor Pledge Supplement to the Security Agent, each Additional Grantor shall be a Grantor and shall be as fully a party hereto as if Additional Grantor were an original signatory hereto.  Each Grantor expressly agrees that its obligations arising hereunder shall not be affected or diminished by the addition or release of any other Grantor hereunder, nor by any election of the Security Agent not to cause any Subsidiary of Company to become an Additional Grantor hereunder.  This Agreement shall be fully effective as to any Grantor that is or becomes a party hereto regardless of whether any other Person becomes or fails to become or ceases to be a Grantor hereunder.

SECTION 6.                         SECURITY AGENT APPOINTED ATTORNEY-IN-FACT.

6.1                               Power of Attorney.  Each Grantor hereby irrevocably appoints the Security Agent (such appointment being coupled with an interest) as such Grantor’s attorney-in-fact, with full authority in the place and stead of such Grantor and in the name of such Grantor, the Security Agent or otherwise, from time to time in the Security Agent’s discretion to take any action and to execute any instrument that the Security Agent may deem reasonably necessary or advisable to accomplish the purposes of this Agreement, including, without limitation, the following:

(a)                                 upon the occurrence and during the continuance of any Event of Default, to obtain and adjust insurance required to be maintained by such Grantor or paid to the Security Agent pursuant to the Indenture;

(b)                                 upon the occurrence and during the continuance of any Event of Default, to ask for, demand, collect, sue for, recover, compound, receive and give acquittance and receipts for moneys due and to become due under or in respect of any of the Collateral;

(c)                                  upon the occurrence and during the continuance of any Event of Default, to receive, endorse and collect any drafts or other instruments, documents and chattel paper in connection with clause (b) above;

(d)                                 upon the occurrence and during the continuance of any Event of Default, to file any claims or take any action or institute any proceedings that the Security Agent may deem necessary or desirable for the collection of any of the Collateral or otherwise to enforce the rights of the Security Agent with respect to any of the Collateral;

(e)                                  to prepare and file any UCC financing statements against such Grantor as debtor;

(f)                                   to prepare, sign and file for recordation in any intellectual property registry, appropriate evidence of the lien and security interest granted herein in any Intellectual Property in the name of such Grantor as debtor;

(g)                                  to take or cause to be taken all actions necessary to perform or comply or cause performance or compliance with the terms of this Agreement, including, without limitation, access to pay or discharge taxes (other than taxes being contested in good faith) or Liens (other than Permitted Liens) levied or placed upon or threatened against the Collateral, the legality or validity thereof and the amounts necessary to discharge the same to be determined by the Security Agent in its reasonable discretion, any such payments made by the Security Agent to become obligations of such Grantor to the Security Agent, due and payable immediately without demand; and

(h)                                 (i) upon the occurrence and during the continuance of any Event of Default, generally to sell, transfer, lease, license, pledge, make any agreement with respect to or otherwise deal with any of the Collateral as fully and completely as though the Security Agent were the absolute owner thereof for all purposes and do all acts and things that the Security Agent deems reasonably necessary to realize upon the Collateral and the Security Agent’s security interest therein, and (ii) to do, at the Security Agent’s option and such Grantor’s expense, at any time or from time to time, all acts and things that the Security Agent deems reasonably necessary to protect, preserve or realize upon the Collateral and the Security Agent’s security interest therein in order to effect the intent of this Agreement, all as fully and effectively as such Grantor might do.

6.2                               No Duty on the Part of Security Agent or Secured Parties.  The powers conferred on the Security Agent hereunder are solely to protect the interests of the Secured Parties in the Collateral and shall not impose any duty upon the Security Agent or any other Secured Party to exercise any such powers; provided, however, that Security Agent shall afford

Collateral in its custody with the same degree of care as it affords similar property for its own account.  The Security Agent and the other Secured Parties shall be accountable only for amounts that they actually receive as a result of the exercise of such powers, and neither they nor any of their officers, directors, employees or agents shall be responsible to any Grantor for any act or failure to act hereunder, except for their own gross negligence or willful misconduct.  Such appointment as attorney-in-fact must be exercised consistently with the Communications Laws, including, but not limited to, compliance with the FCC’s rules concerning the execution and filing of applications, reports and documents, or other instruments with the FCC.  Each Grantor agrees to cooperate in making any required filings, or any filings necessary for the operation of its or its subsidiaries’ businesses, with the FCC and any other Governmental Authority.

6.3                               Appointment Pursuant to Indenture.  The Security Agent has been appointed as collateral agent pursuant to the Indenture.  The rights, duties, privileges, immunities and indemnities of the Security Agent hereunder are subject to the provisions of the Indenture.

SECTION 7.                         REMEDIES.

7.1                               Generally.  If any Event of Default shall have occurred and be continuing, the Security Agent may exercise in respect of the Collateral, in addition to all other rights and remedies provided for herein or otherwise available to it at law or in equity, all the rights and remedies of the Security Agent on default under the UCC (whether or not the UCC applies to the affected Collateral) to collect, enforce or satisfy any Secured Obligations then owing, whether by acceleration or otherwise, and also may pursue any of the following separately, successively or simultaneously:

(i)                                     require any Grantor to, and each Grantor hereby agrees that it shall at its expense and promptly upon request of the Security Agent forthwith, assemble all or part of the Collateral as directed by the Security Agent and make it available to the Security Agent at a place to be designated by the Security Agent that is reasonably convenient to both parties;

(ii)                                  enter onto the property where any Collateral is located and take possession thereof with or without judicial process;

(iii)                               prior to the disposition of the Collateral, store, process, repair or recondition the Collateral or otherwise prepare the Collateral for disposition in any manner to the extent the Security Agent deems appropriate; and

(iv)                              without notice except as specified below or under the UCC, sell, assign, lease, license (on an exclusive or nonexclusive basis) or otherwise dispose of the Collateral or any part thereof in one or more parcels at public or private sale, at any of the Security Agent’s offices or elsewhere, for cash, on credit or for future delivery, at such time or times and at such price or prices and upon such other terms as the Security Agent may deem commercially reasonable.

(b)                                 Subject to Section 4.9 herein, the Security Agent or any other Secured Party may be the purchaser of any or all of the Collateral at any public or private (to the extent to the portion of the Collateral being privately sold is of a kind that is customarily sold on a recognized market or the subject of widely distributed standard price quotations) sale in accordance with the UCC and the Security Agent, as collateral agent for and representative of the Secured Parties, shall be entitled, for the purpose of bidding and making settlement or payment of the purchase price for all or any portion of the Collateral sold at any such sale made in accordance with the UCC, to use and apply any of the Secured Obligations as a credit on account of the purchase price for any Collateral payable by the Security Agent at such sale.  Each purchaser at any such sale shall hold the property sold absolutely free from any claim or right on the part of any Grantor, and each Grantor hereby waives (to the extent permitted by applicable law) all rights of redemption, stay and/or appraisal which it now has or may at any time in the future have under any rule of law or statute now existing or hereafter enacted.  Each Grantor agrees that, to the extent notice of sale shall be required by law, at least ten (10) days notice to such Grantor of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification.  The Security Agent shall not be obligated to make any sale of Collateral regardless of notice of sale having been given.  The Security Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned.  Each Grantor agrees that it would not be commercially unreasonable for the Security Agent to dispose of the Collateral or any portion thereof by using Internet sites that provide for the auction of assets of the types included in the Collateral or that have the reasonable capability of doing so, or that match buyers and sellers of assets.  Each Grantor hereby waives any claims against the Security Agent arising by reason of the fact that the price at which any Collateral may have been sold at such a private sale was less than the price which might have been obtained at a public sale, even if the Security Agent accepts the first offer received and does not offer such Collateral to more than one offeree.  If the proceeds of any sale or other disposition of the Collateral are insufficient to pay all the Secured Obligations, Grantors shall be liable for the deficiency and the fees of any attorneys employed by the Security Agent to collect such deficiency.  Each Grantor further agrees that a breach of any of the covenants contained in this Section will cause irreparable injury to the Security Agent, that the Security Agent has no adequate remedy at law in respect of such breach and, as a consequence, that each and every covenant contained in this Section shall be specifically enforceable against such Grantor, and such Grantor hereby waives and agrees not to assert any defenses against an action for specific performance of such covenants except for a defense that no default has occurred giving rise to the Secured Obligations becoming due and payable prior to their stated maturities.  Nothing in this Section shall in any way alter the rights of the Security Agent hereunder.

(c)                                  The Security Agent may sell the Collateral without giving any warranties as to the Collateral.  The Security Agent may specifically disclaim or modify any warranties of title or the like.  This procedure will not be considered to adversely affect the commercial reasonableness of any sale of the Collateral.

(d)                                 The Security Agent shall have no obligation to marshal any of the Collateral.

7.2                               Application of Proceeds.  Except as expressly provided elsewhere in this Agreement, all proceeds received by the Security Agent in respect of any sale of, any collection from or other realization upon all or any part of the Collateral shall be applied in full or in part by the Security Agent, or turned over to the Administrative Agent for application in full or in part by the Administrative Agent, against the Secured Obligations as set forth in Section 6.10 of the Indenture (with references therein to the Administrative Agent to be construed to also apply to the Security Agent).

7.3                               Sales on Credit.  If the Security Agent sells any of the Collateral upon credit, Grantor will be credited only with payments actually made by purchaser and received by the Security Agent and applied to indebtedness of the purchaser.  In the event the purchaser fails to pay for the Collateral, the Security Agent may resell the Collateral and Grantor shall be credited with proceeds of the sale.

7.4                               Investment Related Property.  Each Grantor recognizes that, by reason of certain prohibitions contained in the Securities Act and applicable state securities laws, the Security Agent may be compelled, with respect to any sale of all or any part of the Investment Related Property conducted without prior registration or qualification of such Investment Related Property under the Securities Act and/or such state securities laws, to limit purchasers to those who will agree, among other things, to acquire the Investment Related Property for their own account, for investment and not with a view to the distribution or resale thereof.  Each Grantor acknowledges that any such private sale may be at prices and on terms less favorable than those obtainable through a public sale without such restrictions (including a public offering made pursuant to a registration statement under the Securities Act) and, notwithstanding such circumstances, each Grantor agrees that any such private sale shall be deemed to have been made in a commercially reasonable manner and that the Security Agent shall have no obligation to engage in public sales and no obligation to delay the sale of any Investment Related Property for the period of time necessary to permit the issuer thereof to register it for a form of public sale requiring registration under the Securities Act or under applicable state securities laws, even if such issuer would, or should, agree to so register it.  If the Security Agent determines to exercise its right to sell any or all of the Investment Related Property, upon written request, each Grantor shall and shall cause each issuer of any Pledged Stock to be sold hereunder, each partnership and each limited liability company from time to time to furnish to the Security Agent all such information as the Security Agent may request in order to determine the number and nature of interest, shares or other instruments included in the Investment Related Property which may be sold by the Security Agent in exempt transactions under the Securities Act and the rules and regulations of the Securities and Exchange Commission thereunder, as the same are from time to time in effect.

7.5                               Intellectual Property.  Anything contained herein to the contrary notwithstanding, in addition to the other rights and remedies provided herein, upon the occurrence and during the continuation of an Event of Default:

(i)                                     the Security Agent shall have the right (but not the obligation) to bring suit or otherwise commence any action or proceeding in the name of any Grantor, the Security Agent or otherwise, in the Security Agent’s sole discretion, to enforce any Intellectual Property, in which event such Grantor shall, at the request of the Security Agent, do any and all lawful acts and execute any and all documents required by the Security Agent in aid of such enforcement and such Grantor shall promptly, upon demand, reimburse and indemnify the Security Agent as provided in Section 10 hereof in connection with the exercise of its rights under this Section, and, to the extent that the

Security Agent shall elect not to bring suit to enforce any Intellectual Property as provided in this Section, each Grantor agrees to use all reasonable measures, whether by action, suit, proceeding or otherwise, to prevent the infringement, misappropriation, dilution or other violation of any of such Grantor’s rights in the Intellectual Property that is material to its business by others and for that purpose agrees to diligently maintain any action, suit or proceeding against any Person so infringing, misappropriating, diluting or otherwise violating as shall be necessary to prevent such infringement, misappropriation, dilution or violation;

(ii)           upon written demand from the Security Agent in connection with a foreclosure or other exercise of remedies permitted by applicable law, each Grantor shall grant, assign, convey or otherwise transfer to the Security Agent or Security Agent’s designee an absolute assignment of all of such Grantor’s right, title and interest in and to any Intellectual Property and shall execute and deliver to the Security Agent such documents as are necessary or appropriate to carry out the intent and purposes of this Agreement;

(iii)          each Grantor agrees that such an assignment and/or recording shall be applied to reduce the Secured Obligations outstanding only to the extent that the Security Agent (or any other Secured Party) receives cash proceeds in respect of the sale of, or other realization upon, any such Intellectual Property;

(iv)          within five (5) Business Days after written notice from the Security Agent, each Grantor shall make available to the Security Agent, to the extent within such Grantor’s power and authority, such personnel in such Grantor’s employ on the date of such Event of Default as the Security Agent may reasonably designate, by name, title or job responsibility, to permit such Grantor to continue, directly or indirectly, to produce, advertise and sell the products and services sold or delivered by such Grantor under or in connection with any Trademarks or Trademark Licenses, such persons to be available to perform their prior functions on the Security Agent’s behalf and to be compensated by the Security Agent at such Grantor’s expense on a per diem, pro-rata basis consistent with the salary and benefit structure applicable to each as of the date of such Event of Default; and

(v)           the Security Agent shall have the right to notify, or require each Grantor to notify, any obligors with respect to amounts due or to become due to such Grantor in respect of any Intellectual Property of such Grantor, of the existence of the security interest created herein, to direct such obligors to make payment of all such amounts directly to the Security Agent, and, upon such notification and at the expense of such Grantor, to enforce collection of any such amounts and to adjust, settle or compromise the amount or payment thereof, in the same manner and to the same extent as such Grantor might have done;

(1)                                 all amounts and proceeds (including checks and other instruments) received by Grantor in respect of amounts due to such Grantor in respect of the Collateral or any portion thereof shall be received in trust for the benefit of the Security Agent hereunder, shall be segregated from other funds of such Grantor and shall be forthwith paid over or delivered to the Security Agent in the same form as so received (with any necessary endorsement) to be held as cash Collateral and applied as provided by Section 7.6 hereof; and

(2)                                 Grantor shall not adjust, settle or compromise the amount or payment of any such amount or release wholly or partly any obligor with respect thereto or allow any credit or discount thereon.

(b)           If (i) an Event of Default shall have occurred and, by reason of cure, waiver, modification, amendment or otherwise, no longer be continuing, (ii) no other Event of Default shall have occurred and be continuing, (iii) an assignment or other transfer to the Security Agent of any rights, title and interests in and to any Intellectual Property of such Grantor shall have been previously made and shall have become absolute and effective and (iv) the Secured Obligations shall not have become immediately due and payable, upon the written request of any Grantor, the Security Agent shall promptly execute and deliver to such Grantor, at such Grantor’s sole cost and expense, such assignments or other transfer as may be necessary to reassign to such Grantor any such rights, title and interests as may have been assigned to the Security Agent as aforesaid, subject to any disposition thereof that may have been made by the Security Agent; provided, after giving effect to such reassignment, the Security Agent’s security interest granted pursuant hereto, as well as all other rights and remedies of the Security Agent granted hereunder, shall continue to be in full force and effect; and provided further, the rights, title and interests so reassigned shall be free and clear of any other Liens granted by or on behalf of the Security Agent and the Secured Parties.

(c)           Solely for the purpose of enabling the Security Agent to exercise rights and remedies under this Section 7 and at such time as the Security Agent shall be lawfully entitled to exercise such rights and remedies, each Grantor hereby grants to the Security Agent, to the extent it has the right to do so, an irrevocable, nonexclusive license (exercisable without payment of royalty or other compensation to such Grantor), subject, in the case of Trademarks, to sufficient rights to quality control and inspection in favor of such Grantor to avoid the risk of invalidation of said Trademarks, to use, operate under, license or sublicense and otherwise exploit any Intellectual Property now or hereafter owned or held by such Grantor.

7.6          Cash Proceeds.  In addition to the rights of the Security Agent specified in Section 4.3 with respect to payments of Receivables, after occurrence and during the continuance of an Event of Default, upon request by the Security Agent, all proceeds of any Collateral received by any Grantor consisting of cash, checks and other near-cash items (collectively, “Cash Proceeds”) shall be held by such Grantor in trust for the Security Agent, segregated from other funds of such Grantor, and shall, forthwith upon receipt by such Grantor, unless otherwise provided in this Agreement or any other Notes Document, be turned over to the Security Agent in the exact form received by such Grantor (duly indorsed by such Grantor to the Security Agent, if required) and held by the Security Agent in a Collateral Account.  Any Cash Proceeds received by the Security Agent (whether from a Grantor or otherwise):  (i) if no Event of Default shall have occurred and be continuing, shall be held by the Security Agent for the ratable benefit of the Secured Parties, as collateral security for the Secured Obligations (whether matured or unmatured) and, upon request of Company, returned to Company, and (ii) if an Event of Default shall have occurred and be continuing, may, in the sole discretion of the Security Agent, (A) be held by the Security Agent for the ratable benefit of the Secured Parties, as collateral security for the Secured Obligations (whether matured or unmatured) and/or (B) then or at any time thereafter may be applied by the Security Agent against the Secured Obligations then due and owing.

SECTION 8.                         SECURITY AGENT.

The Security Agent has been appointed to act as Security Agent hereunder by the Holders and, by their acceptance of the benefits hereof, the other Secured Parties.  The Security Agent shall be obligated, and shall have the right hereunder, to make demands, to give notices, to exercise or refrain from exercising any rights and to take or refrain from taking any action (including, without limitation, the release or substitution of Collateral), solely in accordance with the Intercreditor Agreement, any Additional Intercreditor Agreement, this Agreement and the Indenture.  In furtherance of the foregoing provisions of this Section, each Secured Party, by its acceptance of the benefits hereof, agrees that it shall have no right individually to realize upon any of the Collateral hereunder, it being understood and agreed by such Secured Party that all rights and remedies hereunder may be exercised solely by the Security Agent for the benefit of Secured Parties in accordance with the terms of this Section.  Security Agent may resign at any time by giving thirty (30) days’ prior written notice thereof to the Holders, the Trustee and the Grantors, and Security Agent may be removed at any time with or without cause by an instrument or concurrent instruments in writing delivered to the Grantors and Security Agent signed by the Trustee on behalf of the Holders of a majority in principal amount of the Notes then outstanding (the “Required Holders”).  Upon any such notice of resignation or any such removal, Required Holders shall have the right, upon five (5) Business Days’ notice to the Security Agent, following receipt of the Grantors’ consent (which shall not be unreasonably withheld or delayed and which shall not be required while an Event of Default exists), to appoint a successor Security Agent.  Upon the acceptance of any appointment as Security Agent hereunder by a successor Security Agent, that successor will become Security Agent under this Agreement, and the retiring or removed Security Agent under this Agreement shall promptly (i) transfer to such successor Security Agent all sums, Securities and other items of Collateral held hereunder, together with all records and other documents necessary or appropriate in connection with the performance of the duties of the successor Security Agent under this Agreement, and (ii) execute and deliver to such successor Security Agent such amendments to financing statements, and take such other actions, as may be necessary or appropriate in connection with the assignment to such successor Security Agent of the security interests created hereunder, whereupon such retiring or removed Security Agent shall be discharged from its duties and obligations under this Agreement.  After any retiring or removed Security Agent’s resignation or removal hereunder as the Security Agent, the provisions of this Agreement shall inure to its benefit as to any actions taken or omitted to be taken by it under this Agreement while it was the Security Agent hereunder.

SECTION 9.                         CONTINUING SECURITY INTEREST.

(a)           This Agreement shall create a continuing security interest in the Collateral and shall remain in full force and effect until the full and final payment of all Secured Obligations (other than contingent indemnification obligations as to which no claim has been asserted), and be binding upon each Grantor, its successors and assigns and inure, together with the rights and remedies of the Security Agent hereunder, to the benefit of the Security Agent and its successors, transferees and assigns.  Without limiting the generality of the foregoing, but subject to the terms of the Indenture, any Holder may assign or otherwise transfer any Notes held by it to any other Person, and such other Person shall thereupon become vested with all the benefits in respect thereof granted to such Holder herein or otherwise.  Upon the full and final payment of all Secured Obligations (other than contingent indemnification obligations as to which no claim has been asserted), the security interest granted hereby shall terminate hereunder and of record and all rights to the Collateral shall revert to Grantors.

(b)           Prior to the Existing Credit Agreement Discharge Date, upon any disposition of property permitted by the Indenture, the Liens granted herein shall be deemed to be automatically released and such property shall automatically revert to the applicable Grantor with no further action on the part of any Person.

(c)           On or after the Existing Credit Agreement Discharge Date, upon (i) any sale or disposition of property of a Grantor to a Person other than the Issuer or a Guarantor or (ii) the consummation of any other transaction permitted by the Indenture as a result of which such Grantor becomes an Excluded Subsidiary or such Grantor is released from its Note Guarantee, the Liens granted herein shall be deemed to be automatically released and such property shall automatically revert to the applicable Grantor with no further action on the part of any Person.

(d)           On or after the Existing Credit Agreement Discharge Date, upon any Collateral being or becoming an Excluded Asset, the security interests created pursuant to this Agreement on such Collateral shall be automatically released.

(e)           The Grantor shall also be entitled to release the security interests created pursuant to this Agreement as set forth in Section 11.05 of the Indenture.

(f)            In connection with any termination or release pursuant to the foregoing clauses (a), (b), (c), (d) or (e), the Security Agent shall, at the Grantors’ expense, execute and deliver or otherwise authorize the filing of such documents as such Grantors shall reasonably request, in form and substance reasonably satisfactory to the Security Agent, including financing statement amendments to evidence such release or termination.

SECTION 10.                  STANDARD OF CARE; SECURITY AGENT MAY PERFORM.

The powers conferred on the Security Agent hereunder are solely to protect its interest in the Collateral and shall not impose any duty upon it to exercise any such powers.  Except for the exercise of reasonable care in the custody of any Collateral in its possession and the accounting for moneys actually received by it hereunder, the Security Agent shall have no duty as to any Collateral or as to the taking of any necessary steps to preserve rights against prior parties or any other rights pertaining to any Collateral.  The Security Agent shall be deemed to have exercised reasonable care in the custody and preservation of Collateral in its possession if such Collateral is accorded treatment substantially equal to that which the Security Agent accords its own property.  Neither the Security Agent nor any of its directors, officers, employees or agents shall be liable for failure to demand, collect or realize upon all or any part of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of any Grantor or otherwise.  If any Grantor fails to perform any agreement contained herein, the Security Agent may itself perform, or cause performance of, such agreement, and the expenses of the Security Agent incurred in connection therewith shall be payable by each Grantor under Section 11.06 of the Indenture.

SECTION 11.                  INTERCREDITOR AGREEMENT.

Notwithstanding anything herein to the contrary, (i) the Liens and security interests granted to the Security Agent pursuant to this Agreement and the exercise of any right or remedy by the Security Agent hereunder, are subject to the provisions of the Intercreditor Agreement or any Additional Intercreditor Agreement and (ii) any Collateral (to the extent the possession thereof perfects a Lien thereon under the Uniform Commercial Code of any jurisdiction) may be held by the Controlling Collateral Agent (as defined in the Intercreditor Agreement) (or its agents or bailees) in accordance with Section 2.09 of the Intercreditor Agreement.  In the event of any conflict between the terms of any such Intercreditor Agreement or Additional Intercreditor Agreement and the terms of this Agreement, the terms of any such Intercreditor Agreement or Additional Intercreditor Agreement shall govern and control.  No right, power or remedy granted to the Security Agent hereunder shall be exercised by the Security Agent, and no direction shall be given by the Security Agent, in contravention of any such Intercreditor Agreement or Additional Intercreditor Agreement.

SECTION 12.                  MISCELLANEOUS.

Any notice required or permitted to be given under this Agreement shall be given in accordance with Section 12.01 of the Indenture:  provided that any notice or communication to the Security Agent shall be address to 500 Stanton Christiana Rd. 3/Ops2, Newark, DE 19713.  No failure or delay on the part of the Security Agent in the exercise of any power, right or privilege hereunder or under any other Notes Document shall impair such power, right or privilege or be construed to be a waiver of any default or acquiescence therein, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other power, right or privilege.  All rights and remedies existing under this Agreement and the other Notes Documents are cumulative to, and not exclusive of, any rights or remedies otherwise available.  In case any provision in or obligation under this Agreement shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.  All covenants hereunder shall be given independent effect so that if a particular action or condition is not permitted by any of such covenants, the fact that it would be permitted by an exception to, or would otherwise be within the limitations of, another covenant shall not avoid the occurrence of a Default or an Event of Default if such action is taken or condition exists.  This Agreement shall be binding upon and inure to the benefit of the Security Agent and Grantors and their respective successors and assigns.  No Grantor shall, without the prior written consent of the Security Agent given in accordance with the Indenture, assign any right, duty or obligation hereunder.  This Agreement and the other Notes Documents embody the entire agreement and understanding between Grantors and the Security Agent and supersede all prior agreements and understandings between such parties relating to the subject matter hereof and thereof.  Accordingly, the Notes Documents may not be contradicted by evidence of prior, contemporaneous or subsequent oral agreements of the parties.  There are no unwritten oral agreements between the parties.  This Agreement may be executed in one or more counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument; signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document.

THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER AND ALL CLAIMS AND CONTROVERSIES ARISING OUT OF THE SUBJECT MATTER HEREOF WHETHER SOUNDING IN CONTRACT LAW, TORT LAW OR OTHERWISE SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICTS OF LAW PROVISIONS THAT WOULD RESULT IN THE APPLICATION OF ANY OTHER LAW (OTHER THAN ANY MANDATORY PROVISIONS OF THE UCC RELATING TO THE LAW GOVERNING PERFECTION AND THE EFFECT OF PERFECTION OF THE SECURITY INTEREST).

THE PROVISIONS OF THE INDENTURE UNDER THE HEADINGS “CONSENT TO JURISDICTION AND SERVICE” ARE INCORPORATED HEREIN BY THIS REFERENCE AND SUCH INCORPORATION SHALL SURVIVE ANY TERMINATION OF THE INDENTURE.

IN WITNESS WHEREOF, each Grantor and the Security Agent have caused this Agreement to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.

CEQUEL COMMUNICATIONS, LLC

By:	/s/ Craig L. Rosenthal
	Name:	Craig L. Rosenthal
	Title:	Senior Vice President and General Counsel, Secretary

ALTICE US FINANCE I CORPORATION

By:	/s/ Craig L. Rosenthal
	Name:	Craig L. Rosenthal
	Title:	Senior Vice President and General Counsel, Secretary

APPALACHIAN COMMUNICATIONS, LLC

By:	/s/ Craig L. Rosenthal
	Name:	Craig L. Rosenthal
	Title:	Senior Vice President and General Counsel, Secretary

A R H, LTD.

By:	/s/ Craig L. Rosenthal
	Name:	Craig L. Rosenthal
	Title:	Senior Vice President and General Counsel, Secretary

CABLE SYSTEMS, INC.

By:	/s/ Craig L. Rosenthal
	Name:	Craig L. Rosenthal
	Title:	Senior Vice President and General Counsel, Secretary

[Signature Page to Pledge and Security Agreement]

CEBRIDGE ACQUISITION, LLC

By:	/s/ Craig L. Rosenthal
	Name:	Craig L. Rosenthal
	Title:	Senior Vice President and General Counsel, Secretary

CEBRIDGE ACQUISITION, L.P.

By: Cebridge General, LLC, its sole general partner

By:	/s/ Craig L. Rosenthal
	Name:	Craig L. Rosenthal
	Title:	Senior Vice President and General Counsel, Secretary

CEBRIDGE CONNECTIONS, INC.

By:	/s/ Craig L. Rosenthal
	Name:	Craig L. Rosenthal
	Title:	Senior Vice President and General Counsel, Secretary

CEBRIDGE CONNECTIONS EQUIPMENT SALES, LLC

By:	/s/ Craig L. Rosenthal
	Name:	Craig L. Rosenthal
	Title:	Senior Vice President and General Counsel, Secretary

CEBRIDGE CONNECTIONS FINANCE CORP.

By:	/s/ Craig L. Rosenthal
	Name:	Craig L. Rosenthal
	Title:	Senior Vice President and General Counsel, Secretary

[Signature Page to Pledge and Security Agreement]

CEBRIDGE CORPORATION

By:	/s/ Craig L. Rosenthal
	Name:	Craig L. Rosenthal
	Title:	Senior Vice President and General Counsel, Secretary

CEBRIDGE GENERAL, LLC

By:	/s/ Craig L. Rosenthal
	Name:	Craig L. Rosenthal
	Title:	Senior Vice President and General Counsel, Secretary

CEBRIDGE LIMITED, LLC

By:	/s/ Craig L. Rosenthal
	Name:	Craig L. Rosenthal
	Title:	Senior Vice President and General Counsel, Secretary

CEBRIDGE TELECOM CA, LLC

By:	/s/ Craig L. Rosenthal
	Name:	Craig L. Rosenthal
	Title:	Senior Vice President and General Counsel, Secretary

CEBRIDGE TELECOM GENERAL, LLC

By:	/s/ Craig L. Rosenthal
	Name:	Craig L. Rosenthal
	Title:	Senior Vice President and General Counsel, Secretary

CEBRIDGE TELECOM ID, LLC

By:	/s/ Craig L. Rosenthal
	Name:	Craig L. Rosenthal
	Title:	Senior Vice President and General Counsel, Secretary

[Signature Page to Pledge and Security Agreement]

CEBRIDGE TELECOM IN, LLC

By:	/s/ Craig L. Rosenthal
	Name:	Craig L. Rosenthal
	Title:	Senior Vice President and General Counsel, Secretary

CEBRIDGE TELECOM KS, LLC

By:	/s/ Craig L. Rosenthal
	Name:	Craig L. Rosenthal
	Title:	Senior Vice President and General Counsel, Secretary

CEBRIDGE TELECOM KY, LLC

By:	/s/ Craig L. Rosenthal
	Name:	Craig L. Rosenthal
	Title:	Senior Vice President and General Counsel, Secretary

CEBRIDGE TELECOM LA, LLC

By:	/s/ Craig L. Rosenthal
	Name:	Craig L. Rosenthal
	Title:	Senior Vice President and General Counsel, Secretary

CEBRIDGE TELECOM LIMITED, LLC

By:	/s/ Craig L. Rosenthal
	Name:	Craig L. Rosenthal
	Title:	Senior Vice President and General Counsel, Secretary

CEBRIDGE TELECOM MO, LLC

By:	/s/ Craig L. Rosenthal
	Name:	Craig L. Rosenthal
	Title:	Senior Vice President and General Counsel, Secretary

[Signature Page to Pledge and Security Agreement]

CEBRIDGE TELECOM MS, LLC

By:	/s/ Craig L. Rosenthal
	Name:	Craig L. Rosenthal
	Title:	Senior Vice President and General Counsel, Secretary

CEBRIDGE TELECOM NC, LLC

By:	/s/ Craig L. Rosenthal
	Name:	Craig L. Rosenthal
	Title:	Senior Vice President and General Counsel, Secretary

CEBRIDGE TELECOM NM, LLC

By:	/s/ Craig L. Rosenthal
	Name:	Craig L. Rosenthal
	Title:	Senior Vice President and General Counsel, Secretary

CEBRIDGE TELECOM OH, LLC

By:	/s/ Craig L. Rosenthal
	Name:	Craig L. Rosenthal
	Title:	Senior Vice President and General Counsel, Secretary

CEBRIDGE TELECOM OK, LLC

By:	/s/ Craig L. Rosenthal
	Name:	Craig L. Rosenthal
	Title:	Senior Vice President and General Counsel, Secretary

CEBRIDGE TELECOM TX, L.P.

By:	/s/ Craig L. Rosenthal
	Name:	Craig L. Rosenthal
	Title:	Senior Vice President and General Counsel, Secretary

[Signature Page to Pledge and Security Agreement]

CEBRIDGE TELECOM VA, LLC

By:	/s/ Craig L. Rosenthal
	Name:	Craig L. Rosenthal
	Title:	Senior Vice President and General Counsel, Secretary

CEBRIDGE TELECOM WV, LLC

By:	/s/ Craig L. Rosenthal
	Name:	Craig L. Rosenthal
	Title:	Senior Vice President and General Counsel, Secretary

CEQUEL III COMMUNICATIONS I, LLC

By:	/s/ Craig L. Rosenthal
	Name:	Craig L. Rosenthal
	Title:	Senior Vice President and General Counsel, Secretary

CEQUEL III COMMUNICATIONS II, LLC

By:	/s/ Craig L. Rosenthal
	Name:	Craig L. Rosenthal
	Title:	Senior Vice President and General Counsel, Secretary

CEQUEL COMMUNICATIONS II, LLC

By:	/s/ Craig L. Rosenthal
	Name:	Craig L. Rosenthal
	Title:	Senior Vice President and General Counsel, Secretary

CEQUEL COMMUNICATIONS III, LLC

By:	/s/ Craig L. Rosenthal
	Name:	Craig L. Rosenthal
	Title:	Senior Vice President and General Counsel, Secretary

[Signature Page to Pledge and Security Agreement]

CEQUEL COMMUNICATIONS IV, LLC

By:	/s/ Craig L. Rosenthal
	Name:	Craig L. Rosenthal
	Title:	Senior Vice President and General Counsel, Secretary

CEQUEL COMMUNICATIONS ACCESS SERVICES, LLC

By:	/s/ Craig L. Rosenthal
	Name:	Craig L. Rosenthal
	Title:	Senior Vice President and General Counsel, Secretary

CLASSIC CABLE, INC.

By:	/s/ Craig L. Rosenthal
	Name:	Craig L. Rosenthal
	Title:	Senior Vice President and General Counsel, Secretary

CLASSIC CABLE OF LOUISIANA, L.L.C.

By:	/s/ Craig L. Rosenthal
	Name:	Craig L. Rosenthal
	Title:	Senior Vice President and General Counsel, Secretary

CLASSIC CABLE OF OKLAHOMA, INC.

By:	/s/ Craig L. Rosenthal
	Name:	Craig L. Rosenthal
	Title:	Senior Vice President and General Counsel, Secretary

CLASSIC COMMUNICATIONS, INC.

By:	/s/ Craig L. Rosenthal
	Name:	Craig L. Rosenthal
	Title:	Senior Vice President and General Counsel, Secretary

[Signature Page to Pledge and Security Agreement]

FRIENDSHIP CABLE OF ARKANSAS, INC.

By:	/s/ Craig L. Rosenthal
	Name:	Craig L. Rosenthal
	Title:	Senior Vice President and General Counsel, Secretary

FRIENDSHIP CABLE OF TEXAS, INC.

By:	/s/ Craig L. Rosenthal
	Name:	Craig L. Rosenthal
	Title:	Senior Vice President and General Counsel, Secretary

HORNELL TELEVISION SERVICE, INC.

By:	/s/ Craig L. Rosenthal
	Name:	Craig L. Rosenthal
	Title:	Senior Vice President and General Counsel, Secretary

KINGWOOD HOLDINGS LLC

By:	/s/ Craig L. Rosenthal
	Name:	Craig L. Rosenthal
	Title:	Senior Vice President and General Counsel, Secretary

MERCURY VOICE AND DATA, LLC

By:	/s/ Craig L. Rosenthal
	Name:	Craig L. Rosenthal
	Title:	Senior Vice President and General Counsel, Secretary

NPG CABLE, LLC

By:	/s/ Craig L. Rosenthal
	Name:	Craig L. Rosenthal
	Title:	Senior Vice President and General Counsel, Secretary

[Signature Page to Pledge and Security Agreement]

NPG DIGITAL PHONE, LLC

By:	/s/ Craig L. Rosenthal
	Name:	Craig L. Rosenthal
	Title:	Senior Vice President and General Counsel, Secretary

ORBIS1, L.L.C.

By:	/s/ Craig L. Rosenthal
	Name:	Craig L. Rosenthal
	Title:	Senior Vice President and General Counsel, Secretary

TCA COMMUNICATIONS, L.L.C.

By:	/s/ Craig L. Rosenthal
	Name:	Craig L. Rosenthal
	Title:	Senior Vice President and General Counsel, Secretary

UNIVERSAL CABLE HOLDINGS, INC.

By:	/s/ Craig L. Rosenthal
	Name:	Craig L. Rosenthal
	Title:	Senior Vice President and General Counsel, Secretary

W.K. COMMUNICATIONS, INC.

By:	/s/ Craig L. Rosenthal
	Name:	Craig L. Rosenthal
	Title:	Senior Vice President and General Counsel, Secretary

[Signature Page to Pledge and Security Agreement]

EXCELL COMMUNICATIONS, INC.

By:	/s/ Craig L. Rosenthal
	Name:	Craig L. Rosenthal
	Title:	Senior Vice President and General Counsel, Secretary

KINGWOOD SECURITY SERVICES, LLC

By:	/s/ Craig L. Rosenthal
	Name:	Craig L. Rosenthal
	Title:	Senior Vice President and General Counsel, Secretary

[Signature Page to Pledge and Security Agreement]

JPMORGAN CHASE BANK, N.A., as the Security Agent

By:	/s/ Tina Ruyter
	Name:	Tina Ruyter
	Title:	Executive Director

[Signature Page to Pledge and Security Agreement]

SCHEDULE 4.1
TO PLEDGE AND SECURITY AGREEMENT

GENERAL INFORMATION

(A)                               Full Legal Name, Type of Organization, Jurisdiction of Organization, Chief Executive Office/Sole Place of Business (or Residence if Grantor is a Natural Person) and Organizational Identification Number of each Grantor:

Full Legal Name	Type of Organization	Jurisdiction of Organization	Chief Executive Office/ Sole Place of Business	Organization I.D.#
Cequel Communications, LLC	Limited Liability Company	Delaware	520 Maryville Centre Drive, Ste 300, St. Louis, MO 63141	4073352
Cequel Communications Holdings II, LLC	Limited Liability Company	Delaware	520 Maryville Centre Drive, Ste 300, St. Louis, MO 63141	4148683
Altice US Finance 1 Corporation	Corporation	Delaware	520 Maryville Centre Drive, Ste 300, St. Louis, MO 63141	5748830
Appalachian Communications, LLC	Limited Liability Company	Delaware	520 Maryville Centre Drive, Ste 300, St. Louis, MO 63141	3722305
A R H, Ltd.	Corporation	Colorado	520 Maryville Centre Drive, Ste 300, St. Louis, MO 63141	19871393437
Cable Systems, Inc.	Corporation	Kansas	520 Maryville Centre Drive, Ste 300, St. Louis, MO 63141	03-102-1
Cebridge Acquisition, L.P.	Limited Partnership	Delaware	520 Maryville Centre Drive Ste 300, St. Louis, MO 63141	4071144
Cebridge Acquisition, LLC	Limited Liability Company	Delaware	520 Maryville Centre Drive, Ste 300, St. Louis, MO 63141	4117018
Cebridge Connections, Inc.	Corporation	Delaware	Ste Maryville Centre Drive 520, 300, St. Louis, MO 63141	3673808
Cebridge Connections Equipment Sales, LLC	Limited Liability Company	Delaware	520 Maryville Centre Drive, Ste 300, St. Louis, MO 63141	3904005
Cebridge Connections Finance Corp.	Corporation	Delaware	520 Maryville Centre Drive, Ste 300, St. Louis, MO 63141	3758716
Cebridge Corporation	Corporation	Delaware	520 Maryville Centre Drive, Ste 300, St. Louis, MO 63141	3760255
Cebridge General, LLC	Limited Liability Company	Delaware	520 Maryville Centre Drive, Ste 300, St. Louis, MO 63141	4070982
Cebridge Limited, LLC	Limited Liability Company	Delaware	520 Maryville Centre Drive, Ste 300, St. Louis, MO 63141	4071014
Cebridge Telecom CA, LLC	Limited Liability Company	Delaware	520 Maryville Centre Drive, Ste 300, St. Louis, MO 63141	4071076
Cebridge Telecom General, LLC	Limited Liability Company	Company’ Delaware	Ste 300 520 Maryville Centre Drive Ste St. Louis, MO 63141	4071080

1

Full Legal Name	Type of Organization	Jurisdiction of Organization	Chief Executive Office/ Sole Place of Business	Organization I.D.#
Cebridge Telecom ID, LLC	Limited Liability Company	Delaware	520 Maryville Centre Drive, Ste 300, St. Louis, MO 63141	4247915
Cebridge Telecom IN, LLC	Limited Liability Company	Delaware	520 Maryville Centre Drive, Ste 300, St. Louis, MO 63141	4247913
Cebridge Telecom KS, LLC	Limited Liability Company	Delaware	520 Maryville Centre Drive, Ste 300, St. Louis, MO 63141	4247900
Cebridge Telecom KY, LLC	Limited Liability Company	Delaware	520 Maryville Centre Drive, Ste 300, St. Louis, MO 63141	4212915
Cebridge Telecom LA, LLC	Limited Liability Company	Delaware	520 Maryville Centre Drive, Ste 300, St. Louis, MO 63141	4071083
Cebridge Telecom Limited, LLC	Limited Liability Company	Delaware	520 Maryville Centre Drive, Ste 300, St. Louis, MO 63141	4071085
Cebridge Telecom MO, LLC	Limited Liability Company	Delaware	520 Maryville Centre Drive, Ste 300, St. Louis, MO 63141	4071088
Cebridge Telecom MS, LLC	Limited Liability Company	Delaware	520 Maryville Centre Drive, Ste 300, St. Louis, MO 63141	4247899
Cebridge Telecom NC, LLC	Limited Liability Company	Delaware	520 Maryville Centre Drive, Ste 300, St. Louis, MO 63141	3428939
Cebridge Telecom NM, LLC	Limited Liability Company	Delaware	520 Maryville Centre Drive, Ste 300, St. Louis, MO 63141	4247892
Cebridge Telecom OH, LLC	Limited Liability Company	Delaware	520 Maryville Centre Drive, Ste 300, St. Louis, MO 63141	4212918
Cebridge Telecom OK, LLC	Limited Liability Company	Delaware	520 Maryville Centre Drive, Ste 300, St. Louis, MO 63141	4071091
Cebridge Telecom TX, L.P.	Limited Partnership	Delaware	520 Maryville Centre Drive, Ste 300, St. Louis, MO 63141	2931159
Cebridge Telecom VA, LLC	Limited Liability Company	Delaware	520 Maryville Centre Drive, Ste 300, St. Louis, MO 63141	4132265
Cebridge Telecom WV, LLC	Limited Liability Company	Delaware	520 Maryville Centre Drive, Ste 300, St. Louis, MO 63141	4132270
Cequel III Communications I, LLC	Limited Liability Company	Delaware	520 Maryville Centre Drive, Ste 300, St. Louis, MO 63141	3630805
Cequel III Communications II, LLC	Limited Liability Company	Delaware	520 Maryville Centre Drive, Ste 300, St. Louis, MO 63141	3634818
Cequel Communications II, LLC	Limited Liability Company	Delaware	520 Maryville Centre Drive, Ste 300, St. Louis, MO 63141	4148881
Cequel Communications III, LLC	Limited Liability Company	Delaware	520 Maryville Centre Drive, Ste 300, St. Louis, MO 63141	4148883
Cequel Communications IV, LLC	Limited Liability Company	Delaware	520 Maryville Centre Drive, Ste 300, St. Louis, MO 63141	4706405

2

Full Legal Name	Type of Organization	Jurisdiction of Organization	Chief Executive Office/ Sole Place of Business	Organization I.D.#
Cequel Communications Access Services, LLC	Limited Liability Company	Delaware	520 Maryville Centre Drive, Ste 300, St. Louis, MO 63141	4591302
Classic Cable, Inc.	Corporation	Delaware	Centre Drive, 520 Maryville Ste 300, St. Louis, MO 63141	2501501
Classic Cable of Louisiana, L.L.C.	Limited Liability Company	Company, Louisiana	Ste 300 520 Maryville Centre Drive Ste St. Louis, MO 63141	35436680K
Classic Cable of Oklahoma, Inc.	Corporation	Delaware	520 Maryville Centre Drive, Ste 300, St. Louis, MO 63141	3169850
Classic Communications, Inc.	Corporation	Delaware	520 Maryville Centre Drive, Ste 300, St. Louis, MO 63141	2548978
Friendship Cable of Arkansas, Inc.	Corporation	Texas	520 Maryville Centre Drive, Ste 300, St. Louis, MO 63141	100383800
Friendship Cable of Texas, Inc.	Corporation	Texas	520 Maryville Centre Drive, Ste 300, St. Louis, MO 63141	108281500
Hornell Television Service, Inc.	Corporation	New York	520 Maryville Centre Drive, Ste 300, St. Louis, MO 63141	N/A
Kingwood Holdings LLC	Limited Liability Company	Delaware	520 Maryville Centre Drive, Ste 300, St. Louis, MO 63141	3668816
Kingwood Security Services, LLC	Limited Liability Company	Delaware	520 Maryville Centre Drive, Ste 300, St. Louis, MO 63141	3682341
Mercury Voice and Data, LLC	Limited Liability Company	Delaware	520 Maryville Centre Drive, Ste 300, St. Louis, MO 63141	4907740
NPG Cable, LLC	Limited Liability Company	Delaware	520 Maryville Centre Drive, Ste 300, St. Louis, MO 63141	4907736
NPG Digital Phone, LLC	Limited Liability Company	Delaware	520 Maryville Centre Drive, Ste 300, St. Louis, MO 63141	4907744
TCA Communications, L.L.C.	Limited Liability Company	Texas	520 Maryville Centre Drive, Ste 300, St. Louis, MO 63141	800290940
ORBIS1, L.L.C.	Limited Liability Company	Louisiana	520 Maryville Centre Drive, Ste 300, St. Louis, MO 63141	34944051K
Universal Cable Holdings, Inc.	Corporation	Delaware	520 Maryville Centre Drive, Ste 300, St. Louis, MO 63141	2073810
W.K. Communications, Inc.	Corporation	Kansas	520 Maryville Centre Drive, Ste 300, St. Louis, MO 63141	1586932
Excell Communications, Inc.	Corporation	Alabama	520 Maryville Centre Drive, Ste 300, St. Louis, MO 63141	201507200000215 76

(B)                               Other Names (including any Trade-Name or Fictitious Business Name) under which each Grantor has conducted business:

3

Each Grantor may use the d/b/a name Suddenlink Communications after the Closing Date.

Full Legal Name	Trade-Name or Fictitious Business Name
Cebridge Acquisition, LLC	Cebridge Connections Suddenlink Media Suddenlink Media I (in KY)
Cebridge Acquisition, L.P.	Cebridge Connections Cebridge Connections I (in KY) Cebridge Connections LA Cebridge Connections OK Suddenlink Communications VI (in KY) Suddenlink Media
Cebridge Connections, Inc.	Cebridge Connections, Inc. of Delaware (forced name to qualify in LA)
Cebridge Telecom KY, LLC	Suddenlink Communications V (in KY)
Cebridge Telecom LA, LLC	Cebridge Connections Telecom (in LA) Suddenlink Communications LA
Cebridge Telecom MO, LLC	Cebridge Connections
Cebridge Telecom OK, LLC	Cebridge Connections Telecom (in OK) Suddenlink Communications OK
Cebridge Telecom VA, LLC	Cebridge Connections
Cebridge Telecom WV, LLC	Cebridge Connections
Cequel III Communications I, LLC	Cebridge Connections Suddenlink Communications IV (with the KY Secretary of State) Suddenlink Communications VI (in LA)
Cequel III Communications II, LLC	Cebridge Connections Suddenlink Communications II (with the IL, KY and TN Secretaries of State)
Classic Cable of Louisiana, L.L.C.	Cebridge Connections Correctional Cable Suddenlink Communications IV (in LA)
Classic Cable of Oklahoma, Inc.	Cebridge Connections Correctional Cable Suddenlink Communications II (in OK)
Classic Cable, Inc.	Cebridge Connections
Classic Communications, Inc.	Cebridge Connections
Friendship Cable of Arkansas, Inc.	Cebridge Connections Correctional CableSuddenlink Communications V (in LA)

4

Full Legal Name	Trade-Name or Fictitious Business Name
Friendship Cable of Texas, Inc.	Cebridge Connections Correctional Cable Suddenlink Communications I (in CO, IL, KY, LA, Ml and TN)
Kingwood Security Services, LLC	Cebridge Connections Security Suddenlink Security
ORBIS1, L.L.C.	CoStreet Communications
Universal Cable Holdings, Inc.	Cebridge Connections Correctional Cable Suddenlink Communications III (in KY, LA and OK)
W.K. Communications, Inc.	Cebridge Connections

(C)                               Changes in Name, Jurisdiction of Organization, Chief Executive Office or Sole Place of Business (or Principal Residence if Grantor is a Natural Person) and Corporate Structure:

Grantor	Description of Change
Mercury Voice and Data, LLC	Name change from Mercury Voice & Data, LLC
NPG Cable, LLC	Name change from NPG Cable, Inc.
NPG Digital Phone, LLC	Name change from NPG Digital Phone, Inc.
ORBIS1, L.L.C.	Address change from: ORBIS1, L.L.C. 2901 Johnston Street Suite 200 Lafayette, LA 70503
Mercury Voice and Data, LLC, NPG Cable, LLC and NPG Digital Phone, LLC	Address change from: News-Press & Gazette Company 825 Edmond Street St. Joseph, MO 64502

(D)          Security agreements pursuant to which any Grantor is found as debtor:

Grantor	Description of Agreement
Each Grantor is party to	Loans Pledge and Security Agreement, dated as of December 21, 2015, among the Grantors and JPMorgan Chase Bank, N.A., as the security agent.

Notes Pledge and Security Agreement, dated as of December 21, 2015, among the Grantors and JPMorgan Chase Bank, N.A., as the security agent.

5

(E)                                Financing Statements:

Grantor	Filing Jurisdiction
Cequel Communications, LLC	Secretary of State of Delaware Secretary of State of Missouri
Cequel Communications Holdings II, LLC	Secretary of State of Delaware
Altice US Finance I Corporation	Secretary of State of Delaware
Appalachian Communications, LLC	Secretary of State of Delaware
A R H, Ltd.	Secretary of State of Colorado Secretary of State of West Virginia
Cable Systems, Inc,	Secretary of State of Kansas Secretary of State of West Virginia
Cebridge Acquisition, LLC	Secretary of State of Delaware Secretary of State of Kentucky Secretary of State of Ohio Secretary of State of Virginia Secretary of State of West Virginia
Cebridge Acquisition, L.P.

Secretary of State of Delaware
Secretary of State of Arkansas
Secretary of State of California
Secretary of State of Kentucky
Secretary of State of Louisiana
Secretary of State of Mississippi
Secretary of State of Missouri
Secretary of State of New Mexico
Secretary of State of North Carolina
Secretary of State of Ohio
Secretary of State of Oklahoma
Secretary of State of Texas
Secretary of State of Virginia

Cebridge Connections, Inc.	Secretary of State of Delaware Secretary of State of Louisiana
Cebridge Connections Equipment Sales, LLC	Secretary of State of Delaware Secretary of State of California Secretary of State of Missouri Secretary of State of Texas Secretary of State of West Virginia
Cebridge Connections Finance Corp.	Secretary of State of Delaware
Cebridge Corporation	Secretary of State of Delaware
Cebridge General, LLC	Secretary of State of Delaware Secretary of State of Arkansas Secretary of State of Mississippi Secretary of State of Ohio Secretary of State of Texas
Cebridge Limited, LLC	Secretary of State of Delaware
Cebridge Telecom CA, LLC	Secretary of State of Delaware Secretary of State of California
Cebridge Telecom General, LLC	Secretary of State of Delaware
Cebridge Telecom ID, LLC	Secretary of State of Delaware Secretary of State of Idaho

6

Grantor	Filing Jurisdiction
Cebridge Telecom IN, LLC	Secretary of State of Delaware Secretary of State of Indiana
Cebridge Telecom KS, LLC	Secretary of State of Delaware Secretary of State of Kansas
Cebridge Telecom KY, LLC	Secretary of State of Delaware Secretary of State of Kentucky
Cebridge Telecom LA, LLC	Secretary of State of Delaware Secretary of State of Louisiana
Cebridge Telecom Limited, LLC	Secretary of State of Delaware
Cebridge Telecom MS, LLC	Secretary of State of Delaware Secretary of State of Mississippi
Cebridge Telecom MO, LLC	Secretary of State of Delaware Secretary of State of Missouri
Cebridge Telecom NC, LLC	Secretary of State of Delaware Secretary of State of North Carolina
Cebridge Telecom NM, LLC	Secretary of State of Delaware Secretary of State of New Mexico
Cebridge Telecom OH, LLC	Secretary of State of Delaware Secretary of State of Ohio
Cebridge Telecom OK, LLC	Secretary of State of Delaware Secretary of State of Oklahoma
Cebridge Telecom TX, L.P.	Secretary of State of Delaware Secretary of State of Texas
Cebridge Telecom VA, LLC	Secretary of State of Delaware Secretary of State of Virginia
Cebridge Telecom WV, LLC	Secretary of State of Delaware Secretary of State of West Virginia
Cequel Communications II, LLC	Secretary of State of Delaware Secretary of State of North Carolina
Cequel III Communications I, LLC

Secretary of State of Delaware
Secretary of State of California
Secretary of State of Idaho
Secretary of State of Kentucky
Secretary of State of Louisiana
Secretary of State of Nevada
Secretary of State of Ohio
Secretary of State of Oregon
Secretary of State of Texas
Secretary of State of Virginia
Secretary of State of Washington
Secretary of State of West Virginia

Cequel III Communications II, LLC	Secretary of State of Delaware Secretary of State of Arkansas Secretary of State of Illinois

7

Grantor	Filing Jurisdiction

Secretary of State of Indiana
Secretary of State of Kentucky
Secretary of State of Missouri
Secretary of State of North Carolina
Secretary of State of Ohio
Secretary of State of Pennsylvania
Secretary of State of Virginia
Secretary of State of West Virginia

Cequel Communications III, LLC	Secretary of State of Delaware
Cequel Communications IV, LLC	Secretary of State of Delaware Secretary of State of Arkansas
Cequel Communications Access Services, LLC	Secretary of State of Delaware
Classic Cable, Inc.	Secretary of State of Delaware Secretary of State of Missouri Secretary of State of Texas
Classic Cable of Louisiana, L.L.C.	Secretary of State of Louisiana
Classic Cable of Oklahoma, Inc.	Secretary of State of Delaware Secretary of State of Oklahoma
Classic Communications, Inc.	Secretary of State of Delaware Secretary of State of Texas
Friendship Cable of Arkansas, Inc.	Secretary of State of Texas Secretary of State of Arkansas Secretary of State of Louisiana Secretary of State of Missouri
Friendship Cable of Texas, Inc.

Secretary of State of Texas
Secretary of State of California
Secretary of State of Iowa
Secretary of State of Montana
Secretary of State of Wisconsin
Secretary of State of Colorado
Secretary of State of Illinois
Secretary of State of Indiana
Secretary of State of Kentucky
Secretary of State of Louisiana
Secretary of State of Maryland
Secretary of State of Michigan
Secretary of State of Nevada
Secretary of State of New Jersey
Secretary of State of New Mexico
Secretary of State of New York
Secretary of State of North Carolina
Secretary of State of North Dakota
Secretary of State of Ohio
Secretary of State of Pennsylvania
Secretary of State of Virginia
Secretary of State of Washington
Secretary of State of West Virginia

8

Grantor	Filing Jurisdiction
Hornell Television Service, Inc.	Department of State of New York Secretary of State of West Virginia
Kingwood Holdings LLC	Secretary of State of Delaware
Kingwood Security Services, LLC

Secretary of State of Delaware
Secretary of State of Arkansas
Secretary of State of Arizona
Secretary of State of Kentucky
Secretary of State of Louisiana
Secretary of State of Mississippi
Secretary of State of North Carolina
Secretary of State of Nevada
Secretary of State of Ohio
Secretary of State of Oklahoma
Secretary of State of Texas
Secretary of State of West Virginia
Secretary of State of Missouri

NPG Cable, LLC	Secretary of State of Delaware Secretary of State of Arizona Secretary of State of Nevada Secretary of State of California Secretary of State of Missouri
Mercury Voice and Data, LLC	Secretary of State of Delaware Secretary of State of Arizona Secretary of State of California Secretary of State of Missouri Secretary of State of Nevada
NPG Digital Phone, LLC	Secretary of State of Delaware Secretary of State of Arizona Secretary of State of California Secretary of State of Missouri
Orbis1, L.L.C.	Secretary of State of Louisiana
TCA Communications, L.L.C,	Secretary of State of Texas Secretary of State of Arkansas
Universal Cable Holdings, Inc.

Secretary of State of Delaware
Secretary of State of Arizona
Secretary of State of Arkansas
Secretary of State of California
Secretary of State of Colorado
Secretary of State of Georgia
Secretary of State of Idaho
Secretary of State of Illinois
Secretary of State of Indiana

9

Grantor	Filing Jurisdiction

Secretary of State of Kansas
Secretary of State of Kentucky
Secretary of State of Louisiana
Secretary of State of Maryland
Secretary of State of Michigan
Secretary of State of Mississippi
Secretary of State of Missouri
Secretary of State of Nebraska
Secretary of State of Nevada
Secretary of State of New Jersey
Secretary of State of New Mexico
Secretary of State of North Carolina
Secretary of State of Ohio
Secretary of State of Oklahoma
Secretary of State of Pennsylvania
Secretary of State of Florida
Secretary of State of Texas
Secretary of State of Virginia
Secretary of State of Washington
Secretary of State of West Virginia

W.K. Communications, Inc.	Secretary of State of Kansas Secretary of State of Missouri
Excell Communications, Inc.

Secretary of State of Alabama
Secretary of State of Arkansas
Secretary of State of Florida
Secretary of State of Georgia
Secretary of State of Kentucky
Secretary of State of Louisiana
Secretary of State of Michigan
Secretary of State of Mississippi
Secretary of State of Missouri
Secretary of State of Nebraska
Secretary of State of North Carolina
Secretary of State of Oklahoma
Secretary of State of Pennsylvania
Secretary of State of South Carolina
Secretary of State of Texas
Secretary of State of Virginia
Secretary of State of West Virginia

10

(F)                                 Grantors not primarily engaged in business of transmitting communications electrically, electromagnetically or by light:

Grantor
Altice US Finance I Corporation
Appalachian Communications, LLC
Cebridge Connections Equipment Sales, LLC
Cebridge Connections Finance Corp.
Cebridge Corporation
Cebridge General, LLC
Cebridge Limited, LLC
Cebridge Telecom General, LLC
Cebridge Telecom Limited, LLC
Cequel Communications Access Services, LLC
Cequel Communications III, LLC
Cequel Communications IV
Kingwood Holdings LLC
Kingwood Security Services, LLC

11

SCHEDULE 4.2
TO PLEDGE AND SECURITY AGREEMENT

LOCATIONS OF EQUIPMENT AND INVENTORY

Property Type	Region Name	Property Street	Property City	Property State
Owned	West	6710 Hartford Ave (R131117)	Lubbock	TX
Owned	Atlantic	3 Eagle Drive	South Charleston	WV
Owned	Texoma	322 N. Glenwood Blvd.	Tyler	TX
Owned	Texoma	1820 SW Loop 323 (15000-0085-22-0002020)	Tyler	TX
Owned	Atlantic	1737 E. 7th St (72/01790000)	Parkersburg	WV
Owned	West	5800 W 45th St (R-065-2300-8452-0)	Amarillo	TX
Owned	Texoma	4114 East 29th Street (560000-0101-0030)	Bryan	TX
Leased		210 N Tucker Boulevard	Saint Louis	MO
Leased		3004 Irving Blvd.	Dallas	TX

12

SCHEDULE 4.4

TO PLEDGE AND SECURITY AGREEMENT

INVESTMENT RELATED PROPERTY

(A)

Pledged Stock:

Grantor	Stock Issuer	Class of Stock	Certificated (Y/N)	Stock Certificate No.	Par Value	No. of Shares Pledged	% of Outstanding Stock of the Stock Issuer
Cebridge Connections, Inc. (fka CAS Acquisition Holdings Corp.)	Classic Communications, Inc	Common	Y	C-80	$.01	1,026,261	100%
Cebridge Connections, Inc. (fka CAS Acquisition Holdings Corp.)	Classic Communications, Inc	Preferred	Y	P-12	$.01	64,823	100%
Cebridge Connections, Inc.	Cable Systems, Inc.	Common	Y	9	N/A	100	100%
Cebridge Connections, Inc.	Hornell Television Service, Inc.	Common	Y	31	N/A	139.29	100%
Cebridge Connections Finance Corp.	Cebridge Corporation	Common	Y	1	$.01	1	100%
Cebridge Corporation	Cebridge Connections, Inc.	Common	Y	1	$.01	1	100%
Cequel Communications, LLC	Altice US Finance I Corporation	Common	Y	1	$.001	1	100%
Cequel Communications, LLC	Cebridge Connections Finance Corp.	Common	Y	2	$.01	1	100%
Classic Cable Inc. ,	Universal Cable Holdings, Inc.	Common	Y	007	$.10	1,000	100%
Classic Cable, Inc.	Universal Cable Holdings, Inc.	Preferred	Y	1	$.10	500	100%
Classic Communications, Inc.	Classic Cable, Inc.	Common	Y	3	$.01	1,000	100%
Universal Cable Holdings, Inc.	Classic Cable of Oklahoma, Inc.	Common	Y	5	$.01	1,000	100%
Universal Cable Holdings, Inc.	Friendship Cable of Arkansas, Inc.	Common	Y	005	$.01	1,000	100%
Universal Cable Holdings, Inc.	Friendship Cable of Texas, Inc.	Common	Y	005	$.01	1,000	100%
Universal Cable Holdings, Inc.	W.K. Communications, Inc	Common	Y	2	$.01	1,000	100%

LLC Interests:

Grantor	Limited Liability Company	Certificated (Y/N)	Certificate No.	No. of Pledged Units	% of Outstanding LLC Interests of the Limited Liability Company
Appalachian Cequel Communications, LLC	Cequel III Communications II, LLC	N	N/A	N/A	100%
Cebridge Acquisition, L.P.	Cequel Communications II, LLC	N	N/A	N/A	100%
Cebridge Connections, Inc.	Appalachian Communications, LLC	N	N/A	N/A	100%
Cebridge Connections, Inc.	A R H, Ltd	Y	A-31	1,000	100%
Cebridge Connections, Inc.	Cebridge Connections Equipment Sales, LLC	Y	1	100	100%

13

Grantor	Limited Liability Company	Certificated (Y/N)	Certificate No.	No. of Pledged Units	% of Outstanding LLC Interests of the Limited Liability Company
Kingwood Holdings LLC	N	N/A	N/A	100%
Cebridge Telecom Limited, LLC	Cebridge Telecom CA, LLC	N	N/A	N/A	100%
Cebridge Telecom Limited, LLC	Cebridge Telecom ID, LLC	N	N/A	N/A	100%
Cebridge Telecom Limited, LLC	Cebridge Telecom IN, LLC	N	N/A	N/A	100%
Cebridge Telecom Limited, LLC	Cebridge Telecom KS, LLC	N	N/A	N/A	100%
Cebridge Telecom Limited, LLC	Cebridge Telecom KY, LLC	N	N/A	N/A	100%
Cebridge Telecom Limited, LLC	Cebridge Telecom LA, LLC	N	N/A	N/A	100%
Cebridge Telecom Limited, LLC	Cebridge Telecom MO, LLC	N	N/A	N/A	100%
Cebridge Telecom Limited, LLC	Cebridge Telecom MS, LLC	N	N/A	N/A	100%
Cebridge Telecom Limited, LLC	Cebridge Telecom NC, LLC	N	N/A	N/A	100%
Cebridge Telecom Limited, LLC	Cebridge Telecom NM, LLC	N	N/A	N/A	100%
Cebridge Telecom Limited, LLC	Cebridge Telecom OH, LLC	N	N/A	N/A	100%
Cebridge Telecom Limited, LLC	Cebridge Telecom OK, LLC	N	N/A	N/A	100%
Cebridge Telecom Limited, LLC	Cebridge Telecom VA, LLC	N	N/A	N/A	100%
Cebridge Telecom Limited, LLC	Cebridge Telecom WV, LLC	N	N/A	N/A	100%
Cebridge Telecom Limited, LLC	Cequel Communications Access Services, LLC	N	N/A	N/A	100%
Cebridge Telecom Limited, LLC	TCA Communications, L.L.C.	N	N/A	N/A	100%
Cequel Communications, LLC	Cebridge General, LLC	N	N/A	N/A	100%
Cequel Communications, LLC	Cebridge Limited, LLC	N	N/A	N/A	100%
Cequel Communications, LLC	Cebridge Telecom General, LLC	N	N/A	N/A	100%
Cequel Communications, LLC	Cebridge Telecom Limited, LLC	N	N/A	N/A	100%
Cequel Communications, LLC	Cequel Communications III, LLC	N	N/A	N/A	100%
Cequel Communications, LLC	Cequel Communications IV, LLC	N	N/A	N/A	100%
Cequel Communications, LLC	Mercury Voice and Data, LLC	N	N/A	N/A	100%
Cequel Communications, LLC	NPG Cable, LLC	N	N/A	N/A	100%
Cequel Communications Access Services, LLC	ORBIS1, L.L.C.	N	N/A	N/A	100%
Cequel Communications Holdings II, LLC	Cequel Communications, LLC	N	N/A	N/A	100%
Cequel Communications III, LLC	Cebridge Acquisition, LLC	N	N/A	N/A	100%
Cequel III Communications I, LLC	Kingwood Security Services, LLC	N	N/A	N/A	100%

14

Grantor	Limited Liability Company	Certificated (Y/N)	Certificate No.	No. of Pledged Units	% of Outstanding LLC Interests of the Limited Liability Company
Friendship Cable of Arkansas, Inc.	Classic Cable of Louisiana, L.L.C.	Y	2	N/A	12.63%
Friendship Cable of Texas, Inc.	Classic Cable of Louisiana, L.L.C.	Y	1	N/A	87.37%
Kingwood Holdings LLC	Cequel III Communications I, LLC	N	N/A	N/A	100%
NPG Cable, LLC	NPG Digital Phone, LLC	N	N/A	N/A	100%

Pledged Partnership Interests:

Grantor	Partnership	Type of Partnership Interests (general or limited)	Certificated (Y/N)	Certificate No.	% of Outstanding Partnership Interests of the Partnership
Cebridge General, LLC	Cebridge Acquisition, L.P.	General	N	N/A	1%
Cebridge Limited, LLC	Cebridge Acquisition, L.P.	Limited	N	N/A	99%
Cebridge Telecom General, LLC	Cebridge Telcom TX, L.P. fka Cox Texas Telcom, L.P.)	General	N	N/A	1%
Cebridge Telecom Limited, LLC	Cebridge Telcom TX, L.P. fka Cox Texas Telcom, L.P.)	Limited	N	N/A	99%

Pledged Trust Interests:

None.

Pledged Debt:

Note	Grantor	Issuer	Issue Date
Subordinated Intercompany Note	Each Credit Party	Each Credit Party	February 14, 2012

Securities Accounts:

Grantor	Share of Securities Intermediary	Account Number	Account Name
Cequel Communications, LLC	U.S. Bank National Association One US Bank Plaza St. Louis, MO 63101	349000332	Cequel Communications, LLC
Cequel Communications, LLC	Morgan Stanley Smith Barney 101 South Hanley, 6th Floor Clayton, MO 63105	596-37780-13	Cequel Communications, LLC

Commodities Accounts:

None.

Deposit Accounts:

Grantor	Name of Depositary Bank	Account Number	Account Name
Cequel Communications, LLC	U.S. Bank National Association	152310871172	Cequel Communications, LLC

15

(B)                               Acquisitions

Grantor	Date of Acquisition	Description of Acquisition
Cequel Communications, LLC	April 1, 2011	Acquired substantially all of the capital stock of Mercury Voice and Data Company and NPG Digital Phone, Inc.
Cequel Communications, LLC	January 2, 2014	Acquired substantially all cable systems assets of Northland Cable Properties, Inc. and Northland Cable Ventures in New Caney, Cedar Creek, Kaufman, and Tyler, Texas.
NPG Cable, LLC	October 1, 2013	Acquired substantially all cable systems assets of Ultra Communications Group, LLC (aka New Wave) in Laughlin and Pahrump, Nevada.

16

SCHEDULE 4.6

TO PLEDGE AND SECURITY AGREEMENT

LETTERS OF CREDIT

None.

17

SCHEDULE 4.7
TO PLEDGE AND SECURITY AGREEMENT

INTELLECTUAL PROPERTY

(A)                               Copyrights

OWNER:  CEQUEL COMMUNICATIONS, LLC

Title	Registration No.
Am Different :120, I.	PA0001650802
Am Different :120, II.	TX0006998644
I Am Different :60, I.	PA0001650797
I Am Different :60, I.	TX0006998641

(B)                               Copyright Licenses

None.

(C)                               Patents

None.

(D)                               Patent Licenses

None.

(E)                               Trademarks

OWNER:  CEQUEL COMMUNICATIONS, LLC

Mark	Serial No. / Application Date	Registration No. / Registration Date	Status
United States Federal
“EASY AS COUNTING TO ONE”	77594970 10-17-2008	3713173 11-17-2009	REGISTERED
“THE WORLD’S EASIEST BUNDLE”	77595913 10-20-2008	3713176 11-17-2009	REGISTERED
VIPPERKS	77655683 1-23-2009	3773065 04-06-2010	REGISTERED
NOW VOD	77772697 07-01-2009	3998708 7-19-2011	REGISTERED
“SUDDENLINK...YOU’RE CONNECTED”	77595121 10-17-2008	4158099 06-12-2012	REGISTERED
SUDDENLINK2GO	85339558 07-06-2011	4286618 02-05-2013	REGISTERED
NWV NETWORK WEST VIRGINIA	85513245 01-10-2012	4330276 05-07-2013	REGISTERED
EASY SUDDENLINK	86615811 04-30-2015	Pending	Application Published

18

APPLICANT AND REGISTRANT:  CEBRIDGE CONNECTIONS, INC.
POST- REGISTRATION OWNER:  CEQUEL COMMUNICATIONS, LLC

Mark	Serial No. / Application Date	Registration No. / Registration Date	Status
United States Federal
LIFE CONNECTED	78860621 4-13-2006	3593183 03-17-2009	Registered
SUDDENLINK	78851677 3-31-2006	3514227 10-07-2008	Registered
SUDDENLINK COMMUNICATIONS	78851595 3-31-2006	3518352 10-14-2008	Registered
SUDDENLINK LIFE CONNECTED	78865089 4-19-2006	3514248 10-07-2008	Registered
SUDDENLINK HOMESOURCE	78908283 6-14-2006	3438249 05-27-2008	Registered
SUDDENLINK HOMESOURCE	78905733 6-12-2006	3420591 04-29-2008	Registered
CONEXION UNICA	78899274 6-02-2006	3518418 10-14-2008	Registered
SUDDENLINK	78882332 5-12-2006	3438173 05-27-2008	Registered

OWNER:  CEQUEL III COMMUNICATIONS I, LLC

Mark	Serial No. / Registration No.	Status
State - Louisiana
SUDDENLINK COMMUNICATIONS VI	622469 03-25-2010	Registered

OWNER:  CLASSIC CABLE OF LOUISIANA, LLC

Mark	Serial No. / Registration No.	Status
State - Louisiana
CLASSIC CABLE	564032 09-09-1999	Renewed

19

Mark	Serial No. /Registration No.	Status
SUDDENLINK COMMUNICATIONS IV	591354 5-5-2006	Registered
CORRECTIONAL CABLE	646690 08-15-2013	Registered
CABLE NETWORK ADVERTISING	578557 6-30-2003	Registered

OWNER:  CEBRIDGE TELECOM LA, LLC

Mark	Serial No. / Registration No.	Status
State - Louisiana
SUDDENLINK COMMUNICATIONS LA	591300 05-03-2006	Registered
CEBRIDGE CONNECTIONS TELECOM	591036 04-12-2006	Registered

OWNER:  KINGWOOD SECURITY SERVICES, LLC

Mark	Serial No. / Registration No.	Status
State - Louisiana
SUDDENLINK SECURITY	620941 11-06-2009	Registered
State-Ohio
SUDDENLINK SECURITY	1852474 04-23-2009	Registered

OWNER:  CLASSIC COMMUNICATIONS, INC.

Mark	Serial No. / Registration No.	Status
State - Texas
CCT	800085158 05-15-2002	Registered

OWNER:  CEBRIDGE ACQUISITION, L.P.

Mark	Serial No. / Registration No.	Status
State - Louisiana
SUDDENLINK MEDIA	591900 6-14-2006	Registered
SUDDENLINK COMMUNICATIONS	591299 5-3-2006	Registered
CEBRIDGE CONNECTIONS LA	591033 4-12-2006	Registered

20

OWNER:  FRIENDSHIP CABLE OF ARKANSAS, INC.

Mark	Serial No. / Registration No.	Status
State - Louisiana
SUDDENLINK COMMUNICATIONS V	591355 05-05-2006	Registered

OWNER:  FRIENDSHIP CABLE OF TEXAS, INC.

Mark	Serial No. / Registration No.	Status
State — Louisiana
SUDDENLINK COMMUNICATIONS I	591352 05-05-2006	Registered
State — North Dakota
CORRECTIONAL CABLE	29717800 07-29-2011	Registered
State-Ohio
CEBRIDGE CONNECTIONS	1416897 10-14-2003	Registered

OWNER:  UNIVERSAL CABLE HOLDINGS, INC.

Mark	Serial No. / Registration No.	Status
State — Louisiana
SUDDENLINK COMMUNICATIONS III	591353 05-05-2006	Registered
State — Nebraska
SUDDENLINK COMMUNICATIONS	10085209 05-25-2006	Registered
CEBRIDGE CONNECTIONS	10051147 10-14-2003	Registered
CORRECTIONAL CABLE	10042857 2-21-2003	Registered
CLASSIC COMMUNICATIONS	10042858 2-21-2003	Registered

OWNER:  ORBIS1, L.L.C.

Mark	Serial No. / Registration No.	Status
State — Louisiana
COSTREET COMMUNICATIONS	633409 12-05-2011	Registered

(F)                                Trademark Licenses

Name Use Agreement dated as of the Closing Date by and between Cequel III, LLC and Cequel Communications Holdings, LLC, on behalf of itself and certain of its subsidiaries.

21

(G)                              Trade Secret Licenses

None.

(H)                              Intellectual Property Exceptions

None.

22

SCHEDULE 4.8
TO PLEDGE AND SECURITY AGREEMENT

COMMERCIAL TORT CLAIMS

None

23

EXHIBIT A-1
TO PLEDGE AND SECURITY AGREEMENT

PLEDGE SUPPLEMENT

This PLEDGE SUPPLEMENT, dated [mm/dd/yy], is delivered by [NAME OF GRANTOR], a [NAME OF STATE OF INCORPORATION] [Corporation/Limited Liability Company] (the “Grantor”), pursuant to the Notes Pledge and Security Agreement, dated as of [•], 2016 (as it may be from time to time amended, restated, modified or supplemented, the “Pledge and Security Agreement”), among CEQUEL COMMUNICATIONS, LLC, the other Grantors named therein, and JPMORGAN CHASE BANK, N.A., as the Security Agent.  Capitalized terms used herein not otherwise defined herein shall have the meanings ascribed thereto in the Pledge and Security Agreement.

Grantor hereby confirms the grant to the Security Agent set forth in the Pledge and Security Agreement of, and does hereby grant to the Security Agent, a security interest in all of Grantor’s right, title and interest in and to all Collateral to secure the Secured Obligations, in each case whether now or hereafter existing or in which Grantor now has or hereafter acquires an interest and wherever the same may be located, to the extent permitted by applicable law.  Grantor represents and warrants that the attached Supplements to Schedules accurately and completely set forth all additional information required pursuant to the Pledge and Security Agreement and hereby agrees that such Supplements to Schedules shall constitute part of the Schedules to the Pledge and Security Security Agreement.

IN WITNESS WHEREOF, Grantor has caused this Pledge Supplement to be duly executed and delivered by its duly authorized officer as of [mm/dd/yy].

[NAME OF GRANTOR]

By:
Name:
Title:

Exhibit A-1-1

SUPPLEMENT TO SCHEDULE 4.1
TO PLEDGE AND SECURITY AGREEMENT

Additional Information:

(A)                               Full Legal Name, Type of Organization, Jurisdiction of Organization, Chief Executive Office/Sole Place of Business and Organizational Identification Number of each Grantor:

Full Legal Name	Type of Organization	Jurisdiction of Organization	Chief Executive Office/Sole Place of Business	Organization I.D.#

(B)                               Other Names (including any Trade-Name or Fictitious Business Name) under which each Grantor has conducted business for the past five (5) years:

Full Legal Name	Trade Name or Fictitious Business Name

(C)                               Changes in Name, Jurisdiction of Organization, Chief Executive Office or Sole Place of Business and Corporate Structure within past five (5) years:

Name of Grantor	Date of Change	Description of Change

(D)                               Agreements pursuant to which any Grantor is found as debtor within past five (5) years:

Name of Grantor	Description of Agreement

(E)                                Financing Statements:

Name of Grantor	Filing Jurisdiction(s)

(F)                                 Grantors not primarily engaged in business of transmitting communications electrically, electromagnetically or by light:

Name of Grantor

Exhibit A-1-2

SUPPLEMENT TO SCHEDULE 4.2
TO PLEDGE AND SECURITY AGREEMENT

Additional Information:

Name of Grantor	Location of Equipment and Inventory

Exhibit A-1-3

SUPPLEMENT TO SCHEDULE 4.4
TO PLEDGE AND SECURITY AGREEMENT

Additional Information:

(A)

Pledged Stock:

Grantor	Stock Issuer	Class of Stock	Certificated (Y/N)	Stock Certificate No.	Par Value	No. of Pledged Stock	% of Outstanding Stock of the Stock Issuer

Pledged LLC Interests:

Grantor	Limited Liability Company	Certificated (Y/N)	Certificate No. (if any)	No. of Pledged Units	% of Outstanding LLC Interests of the Limited Liability Company

Pledged Partnership Interests:

Grantor	Partnership	Type of Partnership Interests (e.g., general or limited)	Certificated (Y/N)	Certificate No. (if any)	% of Outstanding Partnership Interests of the Partnership

Pledged Trust Interests:

Grantor	Trust	Class of Trust Interests	Certificated (Y/N)	Certificate No. (if any)	% of Outstanding Trust Interests of the Trust

Pledged Debt:

Grantor	Issuer	Original Principal Amount	Outstanding Principal Balance	Issue Date	Maturity Date

Exhibit A-1-4

Securities Accounts:

Grantor	Share of Securities Intermediary	Account Number	Account Name

Commodities Accounts:

Grantor	Name of Commodities Intermediary	Account Number	Account Name

Deposit Accounts:

Grantor	Name of Depositary Bank	Account Number	Account Name

(B)

Name of Grantor	Date of Acquisition	Description of Acquisition

Exhibit A-1-5

SUPPLEMENT TO SCHEDULE 4.6
TO PLEDGE AND SECURITY AGREEMENT

Additional Information:

Name of Grantor	Description of Letters of Credit

Exhibit A-1-6

SUPPLEMENT TO SCHEDULE 4.7
TO PLEDGE AND SECURITY AGREEMENT

Additional Information:

(A)                               Copyrights

(B)                               Copyright Licenses

(C)                               Patents

(D)                               Patent Licenses

(E)                               Trademarks

(F)                                Trademark Licenses

(G)                              Trade Secret Licenses

(H)                              Intellectual Property Exceptions

Exhibit A-1-7

SUPPLEMENT TO SCHEDULE 4.8
TO PLEDGE AND SECURITY AGREEMENT

Additional Information:

Name of Grantor	Commercial Tort Claims

Exhibit A-1-8

EXHIBIT A-2
NEW GRANTOR PLEDGE SUPPLEMENT

This Supplement, dated as of [   ], 20[  ] (this “Supplement”), to the NOTES PLEDGE AND SECURITY AGREEMENT, dated as of [•], 2016 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Pledge and Security Agreement”), between each Grantor listed on the signature pages thereto and each of the other entities that becomes a party thereto pursuant to Section 5.3 thereof, and JPMORGAN CHASE BANK, N.A., as security agent (in such capacity, the “Security Agent”) for the benefit of the Secured Parties.

A.            Reference is made to the Indenture, dated as of April 26, 2016 (as the same may be amended, restated, amended and restated, supplemented or otherwise modified, refinanced or replaced from time to time, the “Indenture”), among ALTICE US FINANCE I CORPORATION, as Issuer (the “Issuer”) DEUTSCHE BANK TRUST COMPANY AMERICAS as Trustee, Paying Agent, Transfer Agent and Registrar (the “Trustee”) and JPMORGAN CHASE BANK, N.A., as the Security Agent.

B.            Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Pledge and Security Agreement.

C.            The Grantors have entered into the Pledge and Security Agreement in order to induce the Trustee and the Security Agent to enter into the Indenture.

D.            Section 11.01 of the Indenture and Section 5.3 of the Pledge and Security Agreement provide that each Person that is required to become a party to the Pledge and Security Agreement pursuant to Section 11.01 of the Indenture shall become a Grantor with the same force and effect as if originally named as a Grantor therein for all purposes of the Pledge and Security Agreement upon execution and delivery by such Person of an instrument in the form of this Supplement or as otherwise provided in the Credit Agreement.  Each undersigned Person (each a “New Grantor”) is executing this Supplement in accordance with the requirements of the Pledge and Security Agreement to become a Grantor under the Pledge and Security Agreement in order to induce the Trustee and the Security Agent to enter into the Indenture.

Accordingly, the Security Agent and the New Grantors agree as follows:

SECTION 1.  In accordance with Section 5.3 of the Pledge and Security Agreement, each New Grantor by its signature below becomes a Grantor under the Pledge and Security Agreement with the same force and effect as if originally named therein as a Grantor and each New Grantor hereby (a) agrees to all the terms and provisions of the Pledge and Security Agreement applicable to it as a Grantor thereunder and (b) represents and warrants that the representations and warranties made by it as a Grantor thereunder are true and correct on and as of the date hereof.  In furtherance of the foregoing, each New Grantor, as collateral security for the prompt and complete payment and performance, as the case may be, when due (whether at the stated maturity, by acceleration or otherwise) of the Obligations, does hereby grant to the Security Agent for the benefit of the Secured Parties, a security interest in all of the Collateral of such New Grantor; provided that the Collateral (or any defined term used in the definition

Exhibit A-2-1

thereof) shall not include any Excluded Assets; provided, however, that Collateral shall include any Proceeds, substitutions or replacements of any assets of Excluded Assets (unless such Proceeds, substitutions or replacements would constitute assets that are Excluded Assets).  Each reference to a “Grantor” in the Pledge and Security Agreement shall be deemed to include each New Grantor.  The Pledge and Security Agreement is hereby incorporated herein by reference.

SECTION 2.  Each New Grantor represents and warrants to the Security Agent and the other Secured Parties that this Supplement has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms, subject to the effects of bankruptcy, insolvency or similar laws affecting creditors’ rights generally and general equitable principles.

SECTION 3.  This Supplement may be executed by one or more of the parties to this Supplement on any number of separate counterparts (including by facsimile or other electronic transmission), and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

SECTION 4.  Such New Grantor hereby represents and warrants that, as of the date hereof, the attached supplements to the Schedules accurately and completely set forth all additional information required pursuant to the Pledge and Security Agreement and hereby agrees that such supplements to Schedules shall constitute part of the Schedules to the Pledge and Security Agreement

SECTION 5.  Except as expressly supplemented hereby, the Pledge and Security Agreement shall remain in full force and effect.

SECTION 6.  THIS SUPPLEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

SECTION 7.  Any provision of this Supplement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof and in the Pledge and Security Agreement, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

SECTION 8.  All notices, requests and demands pursuant hereto shall be made in accordance with Section 12 of the Pledge and Security Agreement.  All communications and notices hereunder to each New Grantor shall be given to it in care of the Issuer at the Issuer’s address set forth in Section 12.01 of the Indenture.

[Signature Page Follows]

Exhibit A-2-2

IN WITNESS WHEREOF, each New Grantor and the Security Agent have duly executed this Supplement to the Pledge and Security Agreement as of the day and year first above written.

[NAME OF NEW GRANTOR],
as the New Grantor

By:
Name:
Title:

JPMORGAN CHASE BANK, N.A.
as the Security Agent

By:
Name:
Title:

Exhibit A-2-3

SUPPLEMENT TO SCHEDULE 4.1
TO PLEDGE AND SECURITY AGREEMENT

Additional Information:

(A)                               Full Legal Name, Type of Organization, Jurisdiction of Organization, Chief Executive Office/Sole Place of Business and Organizational Identification Number of each Grantor:

Full Legal Name	Type of Organization	Jurisdiction of Organization	Chief Executive Office/Sole Place of Business	Organization I.D.#

(B)                               Other Names (including any Trade-Name or Fictitious Business Name) under which each Grantor has conducted business for the past five (5) years:

Full Legal Name	Trade Name or Fictitious Business Name

(C)                               Changes in Name, Jurisdiction of Organization, Chief Executive Office or Sole Place of Business and Corporate Structure within past five (5) years:

Name of Grantor	Date of Change	Description of Change

(D)                               Agreements pursuant to which any Grantor is found as debtor within past five (5) years:

Name of Grantor	Description of Agreement

(E)                                Financing Statements:

Name of Grantor	Filing Jurisdiction(s)

(F)                                 Grantors not primarily engaged in business of transmitting communications electrically, electromagnetically or by light:

Name of Grantor

Exhibit A-2-4

SUPPLEMENT TO SCHEDULE 4.2
TO PLEDGE AND SECURITY AGREEMENT

Additional Information:

Name of Grantor	Location of Equipment and Inventory

Exhibit A-2-5

SUPPLEMENT TO SCHEDULE 4.4
TO PLEDGE AND SECURITY AGREEMENT

Additional Information:

(A)

Pledged Stock:

Grantor	Stock Issuer	Class of Stock	Certificated (Y/N)	Stock Certificate No.	Par Value	No. of Pledged Stock	% of Outstanding Stock of the Stock Issuer

Pledged LLC Interests:

Grantor	Limited Liability Company	Certificated (Y/N)	Certificate No. (if any)	No. of Pledged Units	% of Outstanding LLC Interests of the Limited Liability Company

Pledged Partnership Interests:

Grantor	Partnership	Type of Partnership Interests (e.g., general or limited)	Certificated (Y/N)	Certificate No. (if any)	% of Outstanding Partnership Interests of the Partnership

Pledged Trust Interests:

Grantor	Trust	Class of Trust Interests	Certificated (Y/N)	Certificate No. (if any)	% of Outstanding Trust Interests of the Trust

Pledged Debt:

Grantor	Issuer	Original Principal Amount	Outstanding Principal Balance	Issue Date	Maturity Date

Exhibit A-2-6

Securities Accounts:

Grantor	Share of Securities Intermediary	Account Number	Account Name

Commodities Accounts:

Grantor	Name of Commodities Intermediary	Account Number	Account Name

Deposit Accounts:

Grantor	Name of Depositary Bank	Account Number	Account Name

(B)

Name of Grantor	Date of Acquisition	Description of Acquisition

Exhibit A-2-7

SUPPLEMENT TO SCHEDULE 4.6
TO PLEDGE AND SECURITY AGREEMENT

Additional Information:

Name of Grantor	Description of Letters of Credit

Exhibit A-2-8

SUPPLEMENT TO SCHEDULE 4.7
TO PLEDGE AND SECURITY AGREEMENT

Additional Information:

(A)                               Copyrights

(B)                               Copyright Licenses

(C)                               Patents

(D)                               Patent Licenses

(E)                               Trademarks

(F)                                Trademark Licenses

(G)                              Trade Secret Licenses

(H)                              Intellectual Property Exceptions

Exhibit A-2-9

SUPPLEMENT TO SCHEDULE 4.8
TO PLEDGE AND SECURITY AGREEMENT

Additional Information:

Name of Grantor	Commercial Tort Claims

Exhibit A-2-10

EXHIBIT B
TO PLEDGE AND SECURITY AGREEMENT

UNCERTIFICATED SECURITIES CONTROL AGREEMENT

This Uncertificated Securities Control Agreement (this “Agreement”) dated as of       , 201     among (the “Pledgor”), JPMORGAN CHASE BANK, N.A., as collateral agent for the Secured Parties, (the “Security Agent”) and, a corporation (the “Issuer”).  Capitalized terms used but not defined herein shall have the meaning assigned in the Notes Pledge and Security Agreement dated [•], 2016, among the Pledgor, the other Grantors party thereto and the Security Agent (the “Pledge and Security Agreement”).  All references herein to the “UCC” shall mean the Uniform Commercial Code as in effect in the State of New York.

Section 1.  Registered Ownership of Shares.  The Issuer hereby confirms and agrees that as of the date hereof the Pledgor is the registered owner of [    ] shares of the Issuer’s [common] stock (the “Pledged Shares”) and, except to the extent permitted by the Indenture, the Issuer shall not change the registered owner of the Pledged Shares without the prior written consent of the Security Agent.  [Note:  Indenture permits certain mergers.]

Section 2.  Instructions.  If at any time the Issuer shall receive notice from Security Agent that an Event of Default (as defined in the Indenture) shall have occurred, the Issuer shall comply with instructions originated by the Security Agent relating to the Pledged Shares without further consent by the Pledgor or any other person.  The Security Agent agrees not to deliver a notice of default unless an Event of Default (as defined in the Indenture) has occurred and is continuing; however, it is understood and agreed that the Issuer shall rely exclusively on a notice of default as to the existence of an Event of Default and shall be under no obligation to make any independent investigation as to the existence of an Event of Default.

Section 3.  Additional Representations and Warranties of the Issuer.  The Issuer hereby represents and warrants to the Security Agent:

(a)                                 It has not entered into, and until the termination of this agreement will not enter into, any agreement with any other person relating to the Pledged Shares pursuant to which it has agreed to comply with instructions issued by such other person;

(b)                                 It has not entered into, and until the termination of this agreement will not enter into, any agreement with the Pledgor or the Security Agent purporting to limit or condition the obligation of the Issuer to comply with instructions as set forth in Section 2 hereof;

(c)                                  Except for the claims and interest of the Security Agent and of the Pledgor in the Pledged Shares and except as permitted by the Indenture, the Issuer does not know of any claim to, or interest in, the Pledged Shares.  If any person asserts any lien, encumbrance or adverse claim (including any writ, garnishment, judgment, warrant of attachment, execution or similar process) against the Pledged Shares, the Issuer will promptly notify the Security Agent and the Pledgor thereof; and

(d) This Uncertificated Securities Control Agreement is the valid and legally binding obligation of the Issuer.

Exhibit B-1

Section 4.  Choice of Law.  This Agreement shall be governed by the laws of the State of New York.

Section 5.  Conflict with Other Agreements.  In the event of any conflict between this Agreement (or any portion thereof), the Pledge and Security Agreement and any other agreement now existing or hereafter entered into, the terms of the Pledge and Security Agreement shall prevail.  No amendment or modification of this Agreement or waiver of any right hereunder shall be binding on any party hereto unless it is in writing and is signed by all of the parties hereto.

Section 6.  Voting Rights.  Until such time as the Security Agent shall otherwise instruct the Issuer in writing, the Pledgor shall have the right to vote the Pledged Shares.

Section 7.  Successors; Assignment.  The terms of this Agreement shall be binding upon, and shall inure to the benefit of, the parties hereto and their respective corporate successors or heirs and personal representatives who obtain such rights solely by operation of law.  The Security Agent may assign its rights hereunder only with the express written consent of the Issuer and by sending written notice of such assignment to the Pledgor.

Section 8.  Indemnification of Issuer.  The Pledgor and the Security Agent hereby agree that (a) the Issuer is released from any and all liabilities to the Pledgor and the Security Agent arising from the terms of this Agreement and the compliance of the Issuer with the terms hereof, except to the extent that such liabilities arise from the Issuer’s gross negligence and (b) the Pledgor, its successors and assigns shall at all times indemnify and save harmless the Issuer from and against any and all claims, actions and suits of others arising out of the terms of this Agreement or the compliance of the Issuer with the terms hereof, except to the extent that such arises from the Issuer’s gross negligence, and from and against any and all liabilities, losses, damages, costs, charges, counsel fees and other expenses of every nature and character arising by reason of the same, until the termination of this Agreement.

Section 9.  Notices.  Any notice, request or other communication required or permitted to be given under this Agreement shall be in writing and deemed to have been properly given when delivered in person, or when sent by telecopy or other electronic means and electronic confirmation of error free receipt is received or two (2) days after being sent by certified or registered United States mail, return receipt requested, postage prepaid, addressed to the party at the address set forth below.

Pledgor:	[INSERT ADDRESS]
Attention:
Telecopier:

Security Agent:	JPMorgan Chase Bank, N.A.
[•]
Attention:
Telecopier:

Issuer:	[INSERT ADDRESS]
Attention:
Telecopier:

Exhibit B-2

Any party may change its address for notices in the manner set forth above.

Section 10.  Termination.  The obligations of the Issuer to the Security Agent pursuant to this Control Agreement shall continue in effect until the security interests of the Security Agent in the Pledged Shares have been terminated pursuant to the terms of the Pledge and Security Agreement and the Security Agent has notified the Issuer of such termination in writing.  The Security Agent agrees to provide Notice of Termination in substantially the form of Exhibit A hereto to the Issuer upon the request of the Pledgor on or after the termination of the Security Agent’s security interest in the Pledged Shares pursuant to the terms of the Pledge and Security Agreement.  The termination of this Control Agreement shall not terminate the Pledged Shares or alter the obligations of the Issuer to the Pledgor pursuant to any other agreement with respect to the Pledged Shares.

Section 11.  Counterparts.  This Agreement may be executed in any number of counterparts, all of which shall constitute one and the same instrument, and any party hereto may execute this Agreement by signing and delivering one or more counterparts.

[NAME OF PLEDGOR]

By:
Name:
Title:

JPMORGAN CHASE BANK, N.A.,
as Security Agent

By:
Name:
Title:

[NAME OF ISSUER]

By:
Name:
Title:

Exhibit B-3

EXHIBIT A

JPMORGAN CHASE BANK, N.A.
[•]

[Date]

[Name and Address of Issuer]

Attention:

Re:  Termination of Control Agreement

You are hereby notified that the Uncertificated Securities Control Agreement between you, [the Pledgor] and the undersigned (a copy of which is attached) is terminated and you have no further obligations to the undersigned pursuant to such Agreement.  Notwithstanding any previous instructions to you, you are hereby instructed to accept all future directions with respect to Pledged Shares (as defined in the Uncertificated Securities Control Agreement) from [the Pledgor].  This notice terminates any obligations you may have to the undersigned with respect to the Pledged Shares, however nothing contained in this notice shall alter any obligations which you may otherwise owe to [the Pledgor] pursuant to any other agreement.

You are instructed to deliver a copy of this notice by facsimile transmission to [insert name of Pledgor].

Very truly yours,

JPMORGAN CHASE BANK, N.A.,
as Security Agent

By:
Name:
Title:

Exhibit B-A-1

EXHIBIT C
TO PLEDGE AND SECURITY AGREEMENT

FORM OF TRADEMARK SECURITY AGREEMENT

This TRADEMARK SECURITY AGREEMENT, dated as of [           ], 20[  ] (as it may be amended, restated, supplemented or otherwise modified from time to time, this “Agreement”), is made by the entities identified as grantors on the signature pages hereto (collectively, the “Grantors”) in favor of JPMORGAN CHASE BANK, N.A., as collateral agent for the Secured Parties (in such capacity, together with its successors and permitted assigns, the “Security Agent”).

WHEREAS, the Grantors are party to a Notes Pledge and Security Agreement dated as of [•], 2016 (the “Pledge and Security Agreement”) between each of the Grantors and the other grantors party thereto and the Security Agent pursuant to which the Grantors granted a security interest to the Security Agent in the Trademark Collateral (as defined below) and are required to execute and deliver this Agreement.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Grantors hereby agree with the Security Agent as follows:

SECTION 1.  Defined Terms

Unless otherwise defined herein, terms defined in the Pledge and Security Agreement and used herein have the meaning given to them in the Pledge and Security Agreement.

SECTION 2.  Grant of Security Interest in Trademark Collateral

SECTION 2.1      Grant of Security.  Each Grantor hereby grants to the Security Agent, for the benefit of the Secured Parties, a security interest in and continuing lien on all of such Grantor’s right, title and interest in, to and under the following, in each case whether now or hereafter existing or in which any Grantor now has or hereafter acquires an interest and wherever the same may be located (collectively, the “Trademark Collateral”):

(a)           all United States, and foreign trademarks, trade names, trade dress, corporate names, company names, business names, fictitious business names, Internet domain names, service marks, certification marks, collective marks, logos, other source or business identifiers, designs and general intangibles of a like nature, all registrations and applications for any of the foregoing including, but not limited to:  (i) the registrations and listed on Schedule A hereto, (ii) all extensions or renewals of any of the foregoing, (iii) all of the goodwill of the business connected with the use of and symbolized by the foregoing, (iv) all rights corresponding thereto throughout the world, (v) the right to sue or otherwise recover for any past, present and future infringement or dilution of any of the foregoing or for any injury to goodwill, and (vi) all Proceeds of the foregoing, including, without limitation, license fees, royalties, income, payments, claims, damages, and proceeds of suit.

Exhibit C-1

SECTION 2.2      Certain Limited Exclusions.  Notwithstanding anything herein to the contrary, in no event shall the Trademark Collateral include or the security interest granted under Section 2.1 hereof attach to any application to register a Trademark in the U.S. Patent and Trademark Office (the “PTO”) based upon Grantor’s “intent to use” such Trademark (but only if the grant of a security interest in such “intent to use” Trademark application violates 15 U.S.C. § 1060(a)) unless and until a “Statement of Use” or “Amendment to Allege Use” is filed in the PTO with respect thereto.

SECTION 3.  Pledge and Security Agreement

The security interest granted pursuant to this Agreement is granted in conjunction with the security interest granted to the Security Agent for the Secured Parties pursuant to the Pledge and Security Agreement, and the Grantors hereby acknowledge and affirm that the rights and remedies of the Security Agent with respect to the security interest in the Trademark Collateral made and granted hereby are more fully set forth in the Pledge and Security Agreement, the terms and provisions of which are incorporated by reference herein as if fully set forth herein.  In the event that any provision of this Agreement is deemed to conflict with the Pledge and Security Agreement, the provisions of the Pledge and Security Agreement shall control.

SECTION 4.  Governing Law

THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER AND ALL CLAIMS AND CONTROVERSIES ARISING OUT OF THE SUBJECT MATTER HEREOF WHETHER SOUNDING IN CONTRACT LAW, TORT LAW OR OTHERWISE SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICTS OF LAW PROVISIONS THAT WOULD RESULT IN THE APPLICATION OF ANY OTHER LAW (OTHER THAN ANY MANDATORY PROVISIONS OF LAW RELATING TO THE LAW GOVERNING PERFECTION AND THE EFFECT OF PERFECTION OF THE SECURITY INTEREST).

SECTION 5.  Counterparts

This Agreement may be executed in one or more counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument.

[Remainder of page intentionally left blank]

Exhibit C-2

IN WITNESS WHEREOF, each Grantor has caused this Agreement to be executed and delivered by its duly authorized officer as of the date first set forth above.

[NAME OF GRANTOR]

By:
Name:
Title:

[ADD SIGNATURE BLOCKS FOR ANY OTHER GRANTORS]

Exhibit C-3

Accepted and Agreed:

JPMORGAN CHASE BANK, N.A.,
as Security Agent

By:
Name:
Title:

Exhibit C-4

SCHEDULE A
to
TRADEMARK SECURITY AGREEMENT

TRADEMARK REGISTRATIONS AND APPLICATIONS

Mark	Serial No.	Filing Date	Registration No.	Registration Date

Exhibit C-5

EXHIBIT D
TO PLEDGE AND SECURITY AGREEMENT

FORM OF PATENT SECURITY AGREEMENT

This PATENT SECURITY AGREEMENT, dated as of [           ], 20[   ] (as it may be amended, restated, supplemented or otherwise modified from time to time, this “Agreement”), is made by the entities identified as grantors on the signature pages hereto (collectively, the “Grantors”) in favor of JPMORGAN CHASE BANK, N.A., as collateral agent for the Secured Parties (in such capacity, together with its successors and permitted assigns, the “Security Agent”).

WHEREAS, the Grantors are party to a Notes Pledge and Security Agreement dated as of [•], 2016 (the “Pledge and Security Agreement”) between each of the Grantors and the other grantors party thereto and the Security Agent pursuant to which the Grantors granted a security interest to the Security Agent in the Patent Collateral (as defined below) and are required to execute and deliver this Agreement.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Grantors hereby agree with the Security Agent as follows:

SECTION 1.  Defined Terms

Unless otherwise defined herein, terms defined in the Pledge and Security Agreement and used herein have the meaning given to them in the Pledge and Security Agreement.

SECTION 2.  Grant of Security Interest

Each Grantor hereby grants to the Security Agent, for the benefit of the Secured Parties, a security interest in and continuing lien on all of such Grantor’s right, title and interest in, to and under the following, in each case whether now or hereafter existing or in which any Grantor now has or hereafter acquires an interest and wherever the same may be located (collectively, the “Patent Collateral”):

(a)           mean all United States and foreign patents and certificates of invention, or similar industrial property rights, and applications for any of the foregoing, including but not limited to:  (i) each patent and patent application listed on Schedule A hereto, (ii) all reissues, divisions, continuations, continuations-in-part, extensions, renewals, and reexaminations thereof, (iii) all rights corresponding thereto throughout the world, (iv) all inventions and improvements described therein, (v) the right to sue or otherwise recover for any past, present and future infringements thereof, (vi) all licenses, claims, damages, and proceeds of suit arising therefrom, and (vii) all Proceeds of the foregoing, including, without limitation, license fees, royalties, income, payments, claims, damages, and proceeds of suit.

Exhibit D-1

SECTION 3.  Pledge and Security Agreement

The security interest granted pursuant to this Agreement is granted in conjunction with the security interest granted to the Security Agent for the Secured Parties pursuant to the Pledge and Security Agreement, and the Grantors hereby acknowledge and affirm that the rights and remedies of the Security Agent with respect to the security interest in the Patent Collateral made and granted hereby are more fully set forth in the Pledge and Security Agreement, the terms and provisions of which are incorporated by reference herein as if fully set forth herein.  In the event that any provision of this Agreement is deemed to conflict with the Pledge and Security Agreement, the provisions of the Pledge and Security Agreement shall control.

SECTION 4.  Governing Law

THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER AND ALL CLAIMS AND CONTROVERSIES ARISING OUT OF THE SUBJECT MATTER HEREOF WHETHER SOUNDING IN CONTRACT LAW, TORT LAW OR OTHERWISE SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICTS OF LAW PROVISIONS THAT WOULD RESULT IN THE APPLICATION OF ANY OTHER LAW (OTHER THAN ANY MANDATORY PROVISIONS OF LAW RELATING TO THE LAW GOVERNING PERFECTION AND THE EFFECT OF PERFECTION OF THE SECURITY INTEREST).

SECTION 5.  Counterparts

This Agreement may be executed in one or more counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument.

[Remainder of page intentionally left blank]

Exhibit D-2

IN WITNESS WHEREOF, each Grantor has caused this Agreement to be executed and delivered by its duly authorized officer as of the date first set forth above.

[NAME OF GRANTOR]

By:
Name:
Title:

[ADD SIGNATURE BLOCKS FOR ANY OTHER GRANTORS]

Exhibit D-3

Accepted and Agreed:

JPMORGAN CHASE BANK, N.A.,
as Security Agent

By:
Name:
Title:

Exhibit D-4

SCHEDULE A
to
PATENT SECURITY AGREEMENT

PATENTS AND PATENT APPLICATIONS

Title	Application No.	Filing Date	Patent No.	Issue Date

Exhibit D-5

EXHIBIT E
TO PLEDGE AND SECURITY AGREEMENT

FORM OF COPYRIGHT SECURITY AGREEMENT

This COPYRIGHT SECURITY AGREEMENT, dated as of [           ], 20[  ] (as it may be amended, restated, supplemented or otherwise modified from time to time, this “Agreement”), is made by the entities identified as grantors on the signature pages hereto (collectively, the “Grantors”) in favor of JPMORGAN CHASE BANK, N.A., as collateral agent for the Secured Parties (in such capacity, together with its successors and permitted assigns, the “Security Agent”).

WHEREAS, the Grantors are party to a Notes Pledge and Security Agreement dated as of [•], 2016 (the “Pledge and Security Agreement”) between each of the Grantors and the other grantors party thereto and the Security Agent pursuant to which the Grantors granted a security interest to the Security Agent in the Copyright Collateral (as defined below) and are required to execute and deliver this Agreement.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Grantors hereby agree with the Security Agent as follows:

SECTION 1.  Defined Terms

Unless otherwise defined herein, terms defined in the Pledge and Security Agreement and used herein have the meaning given to them in the Pledge and Security Agreement.

SECTION 2.  Grant of Security Interest

Each Grantor hereby grants to the Security Agent, for the benefit of the Secured Parties, a security interest in and continuing lien on all of such Grantor’s right, title and interest in, to and under the following, in each case whether now or hereafter existing or in which any Grantor now has or hereafter acquires an interest and wherever the same may be located (collectively, the “Copyright Collateral”):

(a)           all United States, and foreign copyrights, including but not limited to copyrights in software and databases, and all Mask Works (as defined under 17 U.S.C. 901 of the U.S. Copyright Act), whether registered or unregistered, and, with respect to any and all of the foregoing:  (i) all registrations and applications therefor including, without limitation, the registrations and applications listed on Schedule A hereto, (ii) all extensions and renewals thereof, (iii) all rights corresponding thereto throughout the world, (iv) all rights to sue or otherwise recover for past, present and future infringements thereof, and (v) all Proceeds of the foregoing, including, without limitation, license fees, royalties, income, payments, claims, damages and proceeds of suit; and

(b)           any and all agreements, licenses and covenants providing for the granting of any exclusive right to such Grantor in or to any registered Copyright including, without limitation, each agreement listed in Schedule A hereto, and the right to sue or otherwise recover for past,

Exhibit E-1

present and future infringements thereof, and all Proceeds of the foregoing, including without limitation license fees, royalties, income, payments, claims, damages and proceeds of suit.

SECTION 3.  Pledge and Security Agreement

The security interest granted pursuant to this Agreement is granted in conjunction with the security interest granted to the Security Agent for the Secured Parties pursuant to the Pledge and Security Agreement, and the Grantors hereby acknowledge and affirm that the rights and remedies of the Security Agent with respect to the security interest in the Copyright Collateral made and granted hereby are more fully set forth in the Pledge and Security Agreement, the terms and provisions of which are incorporated by reference herein as if fully set forth herein.  In the event that any provision of this Agreement is deemed to conflict with the Pledge and Security Agreement, the provisions of the Pledge and Security Agreement shall control.

SECTION 4.  Governing Law

THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER AND ALL CLAIMS AND CONTROVERSIES ARISING OUT OF THE SUBJECT MATTER HEREOF WHETHER SOUNDING IN CONTRACT LAW, TORT LAW OR OTHERWISE SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICTS OF LAW PROVISIONS THAT WOULD RESULT IN THE APPLICATION OF ANY OTHER LAW (OTHER THAN ANY MANDATORY PROVISIONS OF LAW RELATING TO THE LAW GOVERNING PERFECTION AND THE EFFECT OF PERFECTION OF THE SECURITY INTEREST).

SECTION 5.  Counterparts

This Agreement may be executed in one or more counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument.

[Remainder of page intentionally left blank]

Exhibit E-2

IN WITNESS WHEREOF, each Grantor has caused this Agreement to be executed and delivered by its duly authorized officer as of the date first set forth above.

[NAME OF GRANTOR]

By:
Name:
Title:

[ADD SIGNATURE BLOCKS FOR ANY OTHER GRANTORS]

Exhibit E-3

Accepted and Agreed:

JPMORGAN CHASE BANK, N.A.,
as Security Agent

By:
Name:
Title:

Exhibit E-4

SCHEDULE A
to
COPYRIGHT SECURITY AGREEMENT

COPYRIGHT REGISTRATIONS AND APPLICATIONS

Title	Application No.	Filing Date	Registration No.	Registration Date

EXCLUSIVE COPYRIGHT LICENSES

Description of Copyright License	Name of Licensor	Registration Number of underlying Copyright

Exhibit E-5